Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

LOAN AGREEMENT

dated as of June 23, 2025

among

REVOLUTION MEDICINES, INC.

(as Borrower),

WILMINGTON TRUST, NATIONAL ASSOCIATION

(as Administrative Agent),

and

ROYALTY PHARMA DEVELOPMENT FUNDING, LLC

(as a Lender)

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”), dated as of June 23, 2025 (the “Effective Date”) by and among REVOLUTION MEDICINES, INC., a Delaware corporation (as “Borrower”), WILMINGTON TRUST, NATIONAL ASSOCIATION (as the “Administrative Agent”) and Royalty Pharma Development Funding, LLC (as a “Lender”), provides the terms on which each Lender shall make, and Borrower shall repay, the Credit Extensions (as hereinafter defined). The parties hereto agree as follows:

1.
ACCOUNTING AND OTHER TERMS

Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with Applicable Accounting Standards. Calculations and determinations must be made following Applicable Accounting Standards. If at any time any change in Applicable Accounting Standards would affect the computation of any financial requirement set forth in any Loan Document, and either Borrower or the Administrative Agent (at the direction of the Required Lenders) shall so request, the Administrative Agent and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in Applicable Accounting Standards; provided, that, until so amended, such requirement shall continue to be computed in accordance with Applicable Accounting Standards prior to such change therein. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

For purposes of determining compliance with Section 6 with respect to the amount of any Indebtedness in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness is incurred, made or acquired (so long as such Indebtedness, at the time incurred, made or acquired, was permitted hereunder).

The Administrative Agent does not warrant or accept responsibility for, and the Administrative Agent shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Term SOFR or the Term SOFR Reference Rate, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as Term SOFR or the Term SOFR Reference Rate or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Term SOFR, the Term SOFR Reference Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Term SOFR, the Term SOFR Reference Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.
LOANS AND TERMS OF PAYMENT
2.1.
Promise to Pay. Borrower hereby unconditionally promises to pay Lenders the outstanding principal amount of the Term Loans advanced to Borrower by Lenders and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.
2.2.
Term Loans.
(a)
Availability. Subject to the terms and conditions of this Agreement:
(i)
Each Lender severally agrees to make, prior to the Tranche A Commitment Termination Date, a term loan to Borrower on the Tranche A Closing Date in an original principal amount equal to such Lender’s Tranche A Loan Commitment (collectively, the “Tranche A Loan”);
(ii)
Each Lender severally agrees to make, prior to the Tranche B Commitment Termination Date, a term loan to Borrower on the Tranche B Closing Date in an original principal amount that does not exceed such Lender’s Tranche B Loan Commitment (collectively, the “Tranche B Loan”); and
(iii)
Each Lender severally agrees to make, prior to the Tranche C Commitment Termination Date, a term loan to Borrower on the Tranche C Closing Date in an original principal amount that does not exceed such Lender’s Tranche C Loan Commitment (collectively, the “Tranche C Loan”).

After repayment or prepayment (in whole or in part), no Term Loan (or any portion thereof) may be re-borrowed. Each Lender’s Tranche A Loan Commitment shall terminate immediately and without further action on the earlier of (a) after giving effect to the funding of such Lender’s Tranche A Loan Commitment during the Tranche A Commitment Period and (b) the Tranche A Commitment Termination Date. Each Lender’s Tranche B Loan Commitment shall terminate immediately and without further action on the earlier of (a) after giving effect to the funding of all or a portion of such Lender’s Tranche B Loan Commitment during the Tranche B Commitment Period and (b) the Tranche B Commitment Termination Date. Each Lender’s Tranche C Loan Commitment shall terminate immediately and without further action on the earlier of (a) after giving effect to the funding of all or a portion of such Lender’s Tranche C Loan Commitment during the Tranche C Commitment Period and (b) the Tranche C Commitment Termination Date.

(b)
Repayment. All unpaid principal with respect to the Term Loans is due and payable in full on the Term Loan Maturity Date. The Term Loans may be prepaid only in accordance with Section 2.2(c), except as provided in Section 8.1.
(c)
Prepayment of Term Loans.

(i)
Borrower shall have the option, at any time, to prepay in whole the Term Loans advanced by Lenders under this Agreement; provided that (A) Borrower provides written notice to the Administrative Agent of its election (which shall be irrevocable unless the Administrative Agent (at the direction of the Required Lenders) otherwise consents in writing) to prepay all of the Term Loans, which such notice shall be delivered at least three (3) Business Days prior to such prepayment, and (B) such prepayment shall be accompanied by any and all accrued and unpaid interest on the outstanding Term Loans to the date of prepayment and any amounts payable solely with respect to the prepayment of such principal amount under this Section 2.2(c)(i) pursuant to Section 2.2(e) or Section 2.2(f) (as applicable), and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents. The Administrative Agent will promptly notify each Lender of its receipt of such notice, and the amount of such Lender’s Applicable Percentage of such prepayment. Borrower’s notice may state that such notice is conditioned upon the effectiveness of other credit facilities, sale transactions, equity financings or other event(s) specified therein, in which case such notice may be revoked by Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(ii)
(A) To the extent a Change in Control has occurred on or after the Tranche A Closing Date, Borrower shall promptly, and in any event no later than ten (10) days after the consummation of such Change in Control, notify the Administrative Agent in writing of the occurrence of a Change in Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change in Control (such notice, a “Change in Control Notice”). Borrower shall prepay in full all outstanding Term Loans advanced by Lenders under this Agreement, no later than ten (10) Business Days after delivery to the Administrative Agent of the Change in Control Notice, an amount equal to the sum of (x) all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loans (or such remaining outstanding portion thereof), (y) any applicable amounts payable with respect to the prepayment of such principal amount under this Section 2.2(c)(ii)(A) pursuant to Section 2.2(e) or Section 2.2(f) (as applicable) and (z) all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents.
(B)
To the extent a Change in Control has occurred prior to the Tranche A Closing Date, Borrower shall promptly, and in any event no later than ten (10) days after the consummation of such Change in Control, deliver a Change in Control Notice to the Administrative Agent. Borrower shall pay, no later than ten (10) Business Days after delivery to the Administrative Agent of the Change in Control Notice, an amount equal to the sum of (x) the amount that would be due to Lenders pursuant to Section 2.2(c)(iii) had the Borrower terminated the Tranche A Commitments on such date and (y) all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents.
(C)
The Administrative Agent will promptly notify each Lender of its receipt of the Change in Control Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.
(iii)
Prior to the Tranche A Closing Date, Borrower may, at any time and from time to time, terminate in whole, the Term Loan Commitments; provided that (A) Borrower provides written notice to the Administrative Agent of its election (which shall be irrevocable unless the Administrative Agent (at the direction of the Required Lenders) otherwise consents in writing) to terminate the Term Loan Commitments, which such notice shall be delivered at least three (3) Business Days prior to such termination, and (B) such termination shall be accompanied by (x) a termination fee in an amount equal to $2,500,000 (i.e. 1.00% of the Tranche A Commitment), (y) the amount that would be due to Lenders pursuant to Section 2.2(e) and Section 2.2(f), calculated on the assumption that the Tranche A Loan was drawn in full on the date of such termination, and (z) all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents. On and after the Tranche A Closing Date, Borrower may, upon not less than three (3) Business Days’ prior written notice thereof to the Administrative Agent (which notice the Administrative Agent will promptly transmit to each applicable Lender), at any time and from time to time, terminate in whole or permanently reduce in part, without premium or penalty, the Tranche B Commitment and/or the Tranche C Commitment. Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Tranche B Commitment or the Tranche C Commitment, as applicable, shall be effective on the date specified in Borrower’s notice and shall reduce Tranche B Commitment or the Tranche Commitment of each Lender proportionately to its Applicable Percentage thereof, as applicable. Borrower’s notice may state that such notice is conditioned upon the effectiveness of other credit facilities, sale transactions, equity financings or other event(s) specified therein, in which case such notice may be revoked by Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(iv)
If the Tranche A Commitment Start Date has occurred and to the extent that the conditions precedent in Sections 3.3(a) and Section 3.3(b) (only with respect to Defaults) cannot be met and the Administrative Agent and the Lenders have agreed to waive such conditions precedent, and Borrower still fails to draw the entire Tranche A Loan on or prior to the Tranche A Commitment Termination Date, Borrower shall pay, on the Tranche A Commitment Termination Date, a fee equal to (A) to $2,500,000 (i.e. 1.00% of the Tranche A Commitment), (B) the amount that would be due to Lenders pursuant to Section 2.2(e) and Section 2.2(f), calculated on the assumption that the Tranche A Loan was drawn in full on such date, and (C) all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents.
(d)
Prepayment Application. Any prepayment of the Term Loans pursuant to Section 2.2(c) (together with the accompanying Makewhole Amount or Prepayment Premium that is payable pursuant to Section 2.2(e) or Section 2.2(f), as applicable) shall be paid to Lenders in accordance with their respective Applicable Percentages for application to the Obligations in the following order: (i) first, to due and unpaid Lender Expenses, (ii) second, to accrued and unpaid interest, if any, (iii) third, to the Prepayment Premium, if applicable, (iv) fourth, to the Makewhole Amount, if applicable, (v) fifth, to the outstanding principal amount of the Term Loans being prepaid, and (vi) sixth, to any remaining amounts then due and payable under this Agreement and the other Loan Documents.
(e)
Makewhole Amount.
(i)
(I) Any prepayment of the Tranche A Loan by Borrower (A) pursuant to Section 2.2(c)(i) or (ii), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the second anniversary of the Tranche A Closing Date, or (II) any termination of Tranche A Commitment pursuant to Sections 2.2(c)(iii) or (iv), shall, in any such case, be accompanied by payment of an amount equal to the Tranche A Makewhole Amount.
(ii)
Any prepayment of the Tranche B Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the second anniversary of the Tranche B Closing

Date shall, in any such case, be accompanied by payment of an amount equal to the Tranche B Makewhole Amount.
(iii)
Any prepayment of the Tranche C Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the second anniversary of the Tranche C Closing Date shall, in any such case, be accompanied by payment of an amount equal to the Tranche C Makewhole Amount.
(f)
Prepayment Premium.
(i)
(I) Any prepayment of the Tranche A Loan by Borrower (A) pursuant to Section 2.2(c)(i) or (ii), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), or (II) any termination of Tranche A Commitment pursuant to Sections 2.2(c)(iii) or (iv) shall, in any such case, be accompanied by payment of an amount equal to the Tranche A Prepayment Premium.
(ii)
Any prepayment of the Tranche B Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case, be accompanied by payment of an amount equal to the Tranche B Prepayment Premium.
(iii)
Any prepayment of the Tranche C Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case, be accompanied by payment of an amount equal to the Tranche C Prepayment Premium.
2.3.
Payment of Interest on the Credit Extensions.
(a)
Interest Rate.
(i)
Subject to Section 2.3(b), the principal amount outstanding under each Term Loan shall accrue interest at a per annum rate equal to the Term SOFR for the Interest Period therefor plus five and seventy-five hundredths of a percent (5.75%), which interest shall be payable quarterly in arrears in accordance with this Section 2.3.
(ii)
Interest shall accrue on each Term Loan commencing on, and including, the day on which such Term Loan is made, and shall not accrue on such Term Loan, or any portion thereof, for the day on which such Term Loan or such portion is paid; provided, that any Term Loan that is repaid on the same day on which it is made shall bear interest for one day.
(b)
Default Rate. After the occurrence and during the continuance of any Event of Default, Borrower shall pay interest on any past due principal, interest, fees and other amounts owing by it hereunder at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”), and, with respect to past due Obligations, if any, such interest shall be payable entirely in cash on demand of the Administrative Agent or any Lender. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.
(c)
360-Day Year. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

(d)
Payments. Except as otherwise expressly provided herein, all Term Loan payments and any other payments hereunder by (or on behalf of) Borrower shall be made on the date specified herein to such bank account of each applicable Lender as such Lender (or the Administrative Agent) shall have designated in a written notice to Borrower delivered on or before the Effective Date (which such notice may be updated by such Lender (or the Administrative Agent) by written notice to Borrower from time to time after the Effective Date). Except as otherwise expressly provided herein, interest shall be due and payable by Borrower in arrears on each Interest Date. Payments of principal or interest received after 1:00 p.m. (New York time) on such date are considered received at the opening of business on the next Business Day. When any payment is due on a day that is not a Business Day, such payment is due the immediately preceding Business Day. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.
(e)
Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent (at the direction of the Required Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
(f)
Benchmark Replacement Setting.
(i)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(ii)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (at the direction of the Required Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.3(f)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.3(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.3(f).
(iv)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent (at the direction of the Required Lenders) in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent (at the direction of the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent (at the direction of the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(g)
Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Term Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make Term Loans whose interest is determined by reference to SOFR or Term SOFR, and any right of Borrower to continue such Term Loans, shall be suspended. Upon receipt of an Illegality Notice, Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay, or, if applicable, convert all SOFR Loans to ABR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain Term Loans whose interest is determined by reference to SOFR or Term SOFR to such day, or immediately, if any Lender may not lawfully continue to maintain such Term Loans to such day. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid.
2.4.
Expenses. Borrower shall pay to or reimburse (or pay directly on behalf of) each Lender and the Administrative Agent, as applicable, all of such Person’s Lender Expenses incurred through and after the Effective Date, promptly after receipt of a written demand therefor by such Lender or the Administrative Agent (with, in the case of any Lender, a copy of such demand to the Administrative Agent), setting forth in reasonable detail such Person’s Lender Expenses; provided, however, that Borrower’s obligations to pay or reimburse Lender Expenses incurred through the Effective Date with respect to Goodwin Procter LLP as U.S. transaction counsel under this Section 2.4 shall not exceed $[***] in the aggregate without the prior written consent of Borrower.
2.5.
Requirements of Law; Increased Costs. In the event that any applicable Change in Law:
(a)
does or shall subject any Lender to any Tax with respect to this Agreement or the Term Loans made hereunder (except, in each case, Indemnified Taxes, Taxes described in clause (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes);
(b)
does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan, insurance charge or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any Lender; or
(c)
does or shall impose on any Lender any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to such Lender (as determined by such Lender in good faith using calculation methods customary in the industry) of making, renewing or maintaining the Term Loans or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender, then, in any such case, Borrower shall promptly pay to the applicable Lender, within thirty (30) days of its receipt of the certificate described below, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by such Lender with respect to this Agreement or the Term Loans made hereunder. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.5, it shall promptly notify Borrower in writing of the event by reason of which it has become so entitled (with a copy of such notice to the Administrative Agent), and a certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by such Lender to Borrower (with a copy of such certificate to the Administrative Agent) shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and the payment of the outstanding Term Loans and all other Obligations. Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section 2.5 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate such Lender under this Section 2.5 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this paragraph; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.6.
Taxes; Withholding, Etc.
(a)
All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by Requirements of Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority. In addition, Borrower agrees to pay, and shall indemnify and hold the Administrative Agent and each Lender harmless from, Other Taxes, and as soon as practicable after the date of paying such sum, Borrower shall furnish to each Lender (as applicable, with a copy to the Administrative Agent) the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to the Administrative Agent of such payment and of the remittance thereof to the relevant taxing or other Governmental Authority.

(b)
If any Credit Party or any other applicable Person (“Withholding Agent”) is required by Requirements of Law to make any deduction or withholding on account of any Tax (as determined in the good faith discretion of an applicable Withholding Agent) from any sum paid or payable by a Withholding Agent to the Administrative Agent or any Lender under any of the Loan Documents: (i) the applicable Withholding Agent shall notify Borrower and the Administrative Agent of any such requirement or any change in any such requirement promptly after the applicable Withholding Agent becomes aware of it; (ii) the applicable Withholding Agent shall make any such withholding or deduction; (iii) the applicable Withholding Agent shall pay any such Tax before the date on which penalties attach thereto in accordance with Requirements of Law; (iv) if the Tax is an Indemnified Tax, the sum payable by the applicable Credit Party in respect of which the relevant deduction, withholding or payment of Indemnified Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.6(b)), such Lender (or where the Administrative Agent receives the payment for its own account, the Administrative Agent) receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Tax been required or made; and (v) as soon as practicable after paying any sum from which it is required by Requirements of Law to make any deduction or withholding, Borrower shall deliver to such Lender (with a copy to the Administrative Agent) the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to the Administrative Agent of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority.
(c)
Borrower shall indemnify the Administrative Agent and each Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(c)) paid by the Administrative Agent or such Lender, as applicable and any reasonable expenses arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any indemnification payment pursuant to this Section 2.6(c) shall be made to the applicable Lender within [***] from written demand therefor.
(d)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, such Lender, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(d)(i), (ii) or (iv) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. For avoidance of doubt, for the purposes of this Section 2.6(d), the term “Lender” shall include each applicable assignee. Without limiting the generality of the foregoing:
(i)
If any Lender is a “United States person” as defined in Section 7701(a)(30) of the IRC, such Lender shall deliver to Borrower and the Administrative Agent two (2) executed copies of Internal Revenue Service (“IRS”) Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(ii)
If any Lender is a Foreign Lender, such Lender shall deliver, and shall cause each applicable assignee thereof to deliver, to Borrower and the Administrative Agent, on or prior to the Effective Date and, the date on which a Lender Transfer involving such Lender occurs, as applicable, and at such other times as may be necessary in the determination of Borrower or the Administrative Agent (in the reasonable exercise of its respective discretion):
(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, a properly completed and duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, a properly completed and duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
a completed and duly executed copy of IRS Form W-8ECI;
(3)
to the extent that such Foreign Lender is not the beneficial owner, a properly completed and duly executed copy of IRS Form W-8IMY and a withholding statement, along with IRS Form W-9, W-8BEN-E, W-8BEN, W-8ECI and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate referenced in Section 2.6(d)(ii)(4) below on behalf of each such direct and indirect partner; or
(4)
in the case of a Foreign Lender claiming the benefits of the exemption for “portfolio interest” under Section 881(c) of the IRC, it shall provide Borrower and the Administrative Agent with a properly completed and duly executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, and a certificate reasonably satisfactory to Borrower and Administrative Agent to the effect that any interest received by such Foreign Lender is not received by a “bank” on “extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business” within the meaning of 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC.
(iii)
If any Lender is a Foreign Lender it shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such its becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(iv)
If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section

1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the Effective Date.
(v)
If any Lender is required to deliver any forms, statements, certificates or other evidence with respect to United States federal Tax or backup withholding matters pursuant to this Section 2.6(d), such Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time, change in circumstances or law, or additional guidance by a Governmental Authority renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, to update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.
(e)
In addition, the Administrative Agent (or any successor Administrative Agent) shall, on or before the Date on which it becomes a Party, provide the Borrower duly completed and executed copies of IRS forms certifying that it is either (i) a “United States person” as defined in Section 7701(a)(30) of the IRC or (ii) a “U.S. branch” within the meaning of Treasury Regulation Section 1.1441-1(b)(2)(iv)(A) or “qualifying intermediary” that assumes primary withholding responsibility under Chapter 3 and Chapter 4 of the IRC and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the account of others, with the effect that the Credit Parties will be entitled to make payments hereunder to the Administrative Agent (or any successor Administrative Agent) without withholding or deduction on account of U.S. federal taxes.
(f)
If any party hereto determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or a credit or offset for any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund, credit or offset (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (f) in the event that such indemnified party is required to repay, credit or offset such refund to such Governmental Authority and the requirement to repay such refund to such Governmental Authority is not due to the indemnified party’s failure to timely provide complete and accurate IRS forms and other documentation required pursuant to Section 2.6(d) or Section 2.8. Notwithstanding anything to the contrary in this clause (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (f) if the payment of such amount would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This clause (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.7.
Draw Fees. As additional consideration for the obligation to make the Term Loans and the making of the Term Loans, (a) on the Tranche A Closing Date, Borrower shall pay to each Lender who has advanced a Tranche A Loan an amount equal to such Lender’s Applicable Percentage of the product of (i) the aggregate principal amount of the Tranche A Loan multiplied by (ii) two percent (2.0%), (b) on the Tranche B Closing Date, Borrower shall pay to each Lender who has advanced a Tranche B Loan an amount equal to such Lender’s Applicable Percentage of the product of (i) the aggregate principal amount of the Tranche B Loan multiplied by (ii) two percent (2.0%), and (iii) on the Tranche C Closing Date, Borrower shall pay to each Lender who has advanced a Tranche C Loan an amount equal to such Lender’s Applicable Percentage of the product of (i) the aggregate principal amount of the Tranche C Loan multiplied by (ii) two percent (2.0%), (each such product, in the foregoing clauses (a) through (c), the “Draw Fees”). The Draw Fees shall be fully earned when paid and shall not be refundable for any reason whatsoever and such Draw Fees shall be treated as original issue discount for U.S. federal income tax purposes.
2.8.
Evidence of Debt; Register; Administrative Agent’s Books and Records; Term Loan Notes.
(a)
Evidence of Debt; Register. Notwithstanding anything herein to the contrary, Borrower hereby designates the Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining at all times at the Administrative Agent’s principal office a “book entry system” as described in Treasury Regulations Section 5f.103-1(c)(1)(ii) that identifies each beneficial owner that is entitled to a payment of principal and stated interest on each Term Loan (the “Register”) so that each Term Loan is at all times in “registered form” as described in IRC Treasury Regulations Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or successor version). The Administrative Agent is hereby authorized by Borrower to record in the manual or data processing records of the Administrative Agent, the date and amount of each advance and the amount of the outstanding Obligations and the date and amount of each repayment of principal and each payment of interest or otherwise on account of the Obligations. Absent manifest error, such records of the Administrative Agent shall be conclusive as to the outstanding principal amount of the total outstanding Obligations, and the payment of interest, principal and other sums due hereunder; provided, however, that the failure of the Administrative Agent to make any such record entry with respect to any payment shall not limit or otherwise affect the obligations of Borrower under the Loan Documents. Each Term Loan: (i) shall, pursuant to this clause (a), be also registered as to both principal and any stated interest with Borrower or its agent, and (ii) may be transferred by any Lender only by (1) surrender of the old instrument and either (x) the reissuance by Borrower of the old instrument to the new Lender or (y) the issuance by Borrower of a new instrument to the new Lender, or (2) confirmation with Borrower that the right to the principal and stated interest on such Term Loan is maintained through the book entry system kept by the Administrative Agent. Each Lender, severally and not jointly, represents that any interest that may become due and owing under this Agreement qualifies for the portfolio interest exception from withholding on interest payments pursuant to IRC Sections 871(h) and 881(c).
(b)
Term Loan Notes. Borrower agrees that, upon the request to the Administrative Agent by any Lender, Borrower will promptly execute and deliver to each Lender a promissory note of the Borrower evidencing any Term Loans of such Lender, substantially in the form of Exhibit B (each, a “Term Loan Note”).

3.
CONDITIONS PRECEDENT
3.1.
Conditions Precedent to Effective Date. This Agreement shall become effective on the date each of the following conditions are satisfied (or waived in accordance with Section 11.5 hereof):

(a)
The Administrative Agent’s and each Lender’s receipt of (i) copies of the Loan Documents (including the Intercreditor Agreement, the Perfection Certificate and the Collateral Documents, but excluding any Loan Document described in Schedule 5.14 of the Disclosure Letter) executed and delivered by each applicable Credit Party (in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders) and (ii) a Payment/Advance Form as required by Section 3.4;
(b)
The Administrative Agent’s and each Lender’s receipt of a certificate executed by a Responsible Officer of each Credit Party and certifying (i) that attached thereto are true, correct and complete copies of the Operating Documents of such Credit Party, (ii) that attached thereto is a true and complete copy of the Borrowing Resolutions of such Credit Party, (iii) that attached thereto is a good standing certificate for such Credit Party (where applicable), certified by the Secretary of State (or the equivalent thereof) of the jurisdiction of incorporation or formation of such Credit Party as of a date no earlier than thirty (30) days prior to the Effective Date, and (iv) as to the incumbency and specimen signature of each Person authorized to execute any Loan Document or any other document delivered in connection;
(c)
The Administrative Agent’s and each Lender’s receipt of (i) the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Credit Parties, and such search shall reveal no Liens or judgments on any of the assets of the Credit Parties, except for Permitted Liens or Liens and judgments to be terminated on the Effective Date pursuant to documentation satisfactory to the Required Lenders and (ii) evidence that each Credit Party shall have authorized, made or caused to be made any other filing and recording required under the Collateral Documents, and each UCC financing statement shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent and shall be in proper form for filing, registration or recordation;
(d)
The Administrative Agent’s and each Lender’s receipt of an opinion of Latham & Watkins LLP, counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Required Lenders;
(e)
The Administrative Agent’s and each Lender’s receipt of (i) evidence that the products liability and general liability insurance policies maintained regarding any Collateral are in full force and effect and (ii) appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of the Administrative Agent for the benefit of the Lenders and the other Secured Parties (such evidence to be in form and substance reasonably satisfactory to the Required Lenders) to the extent required by Section 5.4;
(f)
Each Credit Party shall have obtained all Governmental Approvals and all consents of other Persons, if any, in each case that are necessary in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Required Lenders;
(g)
The Administrative Agent’s receipt of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”);

(h)
Payment of Lender Expenses and other fees then due as specified in Section 2.4 hereof and in the Agency Fee Letter; and
(i)
The Administrative Agent’s receipt of a certificate, dated as of the Effective Date and signed by a Responsible Officer of Borrower (i) confirming there is no Adverse Proceeding pending or, to the Knowledge of Borrower, threatened, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter and (ii) confirming satisfaction of the conditions precedent set forth in Section 3.1(f) and Section 3.3.
3.2.
Conditions Precedent to Each Credit Extension After the Effective Date. Each Lender’s obligation to advance its Applicable Percentage of the Tranche A Loan Amount, the Tranche B Loan Amount, and the Tranche C Loan Amount is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions as of the applicable Closing Date:
(a)
Each Lender’s receipt of (i) a Term Loan Note, as applicable, so long as such Lender’s request as set forth in Section 2.8(b) was made at least three Business Days prior to the applicable Closing Date and (ii) a Payment/Advance Form as required by Section 3.4;
(b)
After making the Credit Extensions requested on such Closing Date, the aggregate principal amount of the applicable Credit Extensions shall not exceed the applicable Term Loan Commitments;
(c)
Payment of Lender Expenses and other fees then due as specified in Section 2.4 hereof and in the Agency Fee Letter; and
(d)
The Administrative Agent’s and each Lender’s receipt of a certificate, dated as of the applicable Closing Date and signed by a Responsible Officer of Borrower, (i) confirming there is no Adverse Proceeding pending or, to the Knowledge of Borrower, threatened, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter or advised pursuant to Section 5.2(c), and (ii) confirming satisfaction of the conditions precedent set forth in Section 3.3.

In the event the Lenders fail to advance the Tranche A Loan Amount in full despite Borrower’s receipt of Tranche A Approval or the Tranche A Closing Date otherwise fails to occur on or prior to the Tranche A Commitment Termination Date (other than as described in Section 2.2(c)(iv)), this Agreement and all other Loan Documents shall automatically terminate and Administrative Agent and the Lenders shall release all Liens in accordance with Section 12.8. In the event that the actions described in Section 2.2(c)(iv) occur, this Agreement and all other Loan Documents shall automatically terminate and Administrative Agent and Lenders shall release all Liens in accordance with Section 12.8, provided that all amounts payable under Sections 2.2(c)(iv) shall have been paid in full.

3.3.
Additional Conditions Precedent to Term Loans. The obligation of each Lender to advance its Applicable Percentage of each Term Loan is subject to the following additional conditions precedent as of the Effective Date and the applicable Closing Date:
(a)
subject to the lead-in paragraph of Section 4 herein, the representations and warranties made by the Credit Parties in Section 4 of this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date and the applicable Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

provided that any representation and warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects;
(b)
no Default or Event of Default shall exist or would result from such Term Loan or from the application of the proceeds thereof;
(c)
in the case of the Tranche A Loan, such borrowing shall be during the Tranche A Commitment Period and Borrower shall have delivered a certificate signed by a Responsible Officer of Borrower, certifying that the Tranche A Approval has been received;
(d)
in the case of the Tranche B Loan, such borrowing shall be during the Tranche B Commitment Period; and
(e)
in the case of the Tranche C Loan, such borrowing shall be during the Tranche C Commitment Period.
3.4.
Procedures for Borrowing. Subject to the satisfaction or waiver of all other applicable conditions to the making of each Term Loan set forth in this Agreement, to obtain any Term Loan, Borrower shall deliver to the Administrative Agent by electronic mail a completed Payment/Advance Form for such Term Loan executed by a Responsible Officer of Borrower (which notice shall be irrevocable on and after the date on which such notice is given and Borrower shall be bound to make a borrowing in accordance therewith), in which case each Lender agrees to advance its Applicable Percentage of such Term Loan to Borrower on the Tranche A Closing Date, Tranche B Closing Date or Tranche C Closing Date, as applicable, by wire transfer of same day funds in Dollars, to such account(s) as designated in the applicable Payment/Advance Form; provided, however, that Borrower shall deliver to the Administrative Agent and Lenders by electronic mail, such completed Payment/Advance Form on such date that is at least seven (7) days (or such shorter period as may be agreed to by Lenders and the Administrative Agent) prior to the date set forth in such notice.
4.
REPRESENTATIONS AND WARRANTIES

In order to induce each Lender and the Administrative Agent to enter into this Agreement and for each Lender to make the Credit Extensions to be made on each Closing Date, each Credit Party, jointly and severally, represents and warrants to each Lender and the Administrative Agent on the Effective Date and on each Closing Date:

4.1.
Due Organization, Power and Authority. Each of Borrower and each of its Subsidiaries: (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, organization or formation; (b) has all requisite power and authority to (i) own, lease, license and operate its assets and properties and to carry on its business as currently conducted in the ordinary course of business and (ii) execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder and otherwise carry out the transactions contemplated thereby; (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease, license or operation of assets or properties or the conduct of its business requires such qualification; and (d) has all requisite Governmental Approvals to operate its business as currently conducted; except in each case referred to clauses (a) (other than with respect to Borrower and any other Credit Party), (b)(i), (c) or (d) above, to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.2.
[Reserved].

4.3.
Authorization; No Conflict. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Credit Party’s Operating Documents, (ii) violate or result in a default or require any consent or approval under any indenture, instrument, agreement or other document binding up any Credit Party or its property or to which any Credit Party or its property is subject, or give rise to a right thereunder to require any payment to be made by any Credit Party, (iii) result in the creation of any Lien (other than under the Loan Documents) or (iv) violate any Requirements of Law, except, in the cases of clauses (b)(ii) and (b)(iv) above, to the extent that such conflict, breach, contravention, payment, default, violation or the creation of such rights could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.4.
Government Consents; Third Party Consents. No Governmental Approval or other approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (including any counterparty to any Current Company IP Agreement or other Material Contract) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Credit Parties to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) filings under state or federal securities laws and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.5.
Binding Obligation. Each Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.
4.6.
Collateral. Each Credit Party, jointly and severally, represents and warrants to the Administrative Agent and each Lender (it being understood that the references to the Perfection Certificate in this Section 4.6 refer to (x) the most recent Perfection Certificate delivered to the Administrative Agent on or prior to the date this representation and warranty is being made, and (y) such Perfection Certificate as amended, updated, supplemented or otherwise modified by any update, notice or certificate delivered pursuant to the Loan Documents on or prior to the date this representation and warranty is being made):
(a)
(i) its exact legal name is that indicated on the Perfection Certificate; (ii) it is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none; (iv) the Perfection Certificate accurately sets forth its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office); (v) it (and each of its predecessors) has not, in the five (5) years prior to the Effective Date, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete in all material respects. If any Credit Party is not now a Registered

Organization but later becomes one, it shall promptly notify the Administrative Agent of such occurrence and provide the Administrative Agent with such Credit Party’s organizational identification number.
(b)
(i) it has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under any Collateral Document, free and clear of any and all Liens except Permitted Liens, except for such minor irregularities or defects in title as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) it has no deposit accounts maintained at a bank or other depository or financial institution located in the United States other than the deposit accounts described in the Perfection Certificate delivered to the Administrative Agent in connection herewith.
(c)
a true, correct and complete list of each material pending, registered, issued or in-licensed Patent, Copyright and Trademark within the Company IP as of the Effective Date or as updated or supplemented by any update, notice or certificate delivered pursuant to the Loan Documents (collectively, the “Current Company IP”), including its name/title, current owner or co-owners (including ownership interest), registration, patent or application number, and registration or application date, issued or filed, is set forth on Schedule 4.6(c) of the Disclosure Letter (as such schedule is as updated or supplemented by any update, notice or certificate delivered pursuant to the Loan Documents). Except as set forth on Schedule 4.6(c) of the Disclosure Letter (as such schedule is as updated or supplemented by any update, notice or certificate delivered pursuant to the Loan Documents), to the Knowledge of Borrower, (i) (A) each item of owned Current Company IP is valid, subsisting and enforceable and no such item of Current Company IP has lapsed, expired, been cancelled or invalidated or become abandoned or unenforceable, and (B) no written notice has been received challenging the inventorship or ownership, or relating to any lapse, expiration, invalidation, abandonment or unenforceability, of any such item of Current Company IP, and (ii) to the Knowledge of Borrower, (A) each such item of Current Company IP which is licensed from another Person is valid, subsisting and enforceable and no such item of Current Company IP has lapsed, expired, been cancelled or invalidated, or become abandoned or unenforceable, and (B) no written notice has been received challenging the inventorship or ownership, or relating to any lapse, expiration, invalidation, abandonment or unenforceability, of any such item of Current Company IP. To the Knowledge of Borrower, there are no published Patents, articles or prior art references that would reasonably be expected to materially adversely affect the exploitation of any Company Product. To the Knowledge of Borrower, except as set forth on Schedule 4.6(c) of the Disclosure Letter (as such schedule is as updated or supplemented by any update, notice or certificate delivered pursuant to the Loan Documents), (x) each Person who has or has had any rights in or to owned Current Company IP or any trade secrets owned by any Borrower or any of its Subsidiaries, including each inventor named on the Patents within such owned Current Company IP filed by Borrower or any of its Subsidiaries, has executed an agreement assigning his, her or its entire right, title and interest in and to such owned Current Company IP and such trade secrets, and the inventions, improvements, ideas, discoveries, writings, works of authorship, information and other Intellectual Property embodied, described or claimed therein, to the stated owner thereof, and (y) no such Person has any contractual or other obligation that would preclude or conflict with such assignment or entitle such Person to ongoing payments.
(d)
(i) Each of Borrower and its Subsidiaries possesses valid title to the Current Company IP for which it is listed as the owner or co-owner, as applicable, on Schedule 4.6(c) of the Disclosure Letter (as such schedule is as updated or supplemented by any update, notice or certificate delivered pursuant to the Loan Documents); and (ii) there are no Liens on any Current Company IP, other than Permitted Liens.
(e)
There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is owned by or, to the Knowledge of the Borrower, licensed to Borrower or any of its Subsidiaries, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a materially adverse impact on Borrower or any of its Subsidiaries’ rights to such Current Company IP, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired.
(f)
There are no unpaid fees or royalties under any Current Company IP Agreement that have become due or are expected to become overdue. Each Current Company IP Agreement is in full force and effect and is legal, valid, binding, and enforceable against the Credit Party or its applicable Subsidiary (as applicable) and, to the Knowledge of Borrower, the counterparty thereto in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Except as set forth on Schedule 4.6(f) of the Disclosure Letter, neither Borrower nor any of its Subsidiaries, as applicable, is in material breach of any Current Company IP Agreement and to the Knowledge of Borrower, no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, non-renewal, revision or amendment of any of the Current Company IP Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents.
(g)
To the Knowledge of Borrower, no payments by Borrower or any of its Subsidiaries are due to any other Person in respect of the Current Company IP, other than pursuant to the Current Company IP Agreements and those fees payable to patent offices in connection with the prosecution and maintenance of the Current Company IP, any applicable taxes and associated attorney fees.
(h)
No Credit Party or any of its Subsidiaries has undertaken or omitted to undertake any acts that would invalidate or reduce, in whole or in part, the enforceability or scope of (i) the Current Company IP in any manner that could reasonably be expected to materially adversely affect any Company Product, or (ii) in the case of Current Company IP owned or co-owned or exclusively or non-exclusively licensed by any Credit Party or any of its Subsidiaries, except as set forth on Schedule 4.6(h) of the Disclosure Letter, such Credit Party’s or Subsidiary’s entitlement to own or license and exploit such Current Company IP in any material respects.
(i)
Except as set forth on Schedule 4.7 of the Disclosure Letter or advised pursuant to Section 5.2(b), there is no pending, decided or settled opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post-grant review proceeding, cancellation proceeding, injunction, litigation, paragraph IV patent certification or lawsuit under the Hatch-Waxman Act, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case, alleged in writing to Borrower or any of its Subsidiaries (collectively referred to hereinafter as “Specified Disputes”), nor to the Knowledge of Borrower, has any such Specified Dispute been threatened in writing, in each case, challenging the legality, validity, enforceability or ownership of any Current Company IP; in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(j)
In each case where an issued Patent within the Current Company IP is owned or co-owned by Borrower or any of its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office.
(k)
Except as set forth on Schedule 4.6(k) of the Disclosure Letter, there are no pending or, to the Knowledge of Borrower, threatened claims against Borrower or any of its Subsidiaries alleging (i) that any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Company Product infringes or violates (or in the past infringed or violated) the rights of any third parties in or to any Intellectual Property

(“Third Party IP”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or constitutes a misappropriation of (or in the past six (6) years has constituted a misappropriation of) any Third Party IP, or (ii) that any Current Company IP is invalid or unenforceable.
(l)
Except as set forth on Schedule 4.6(l) of the Disclosure Letter, the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Company Product does not, to the Knowledge of Borrower, infringe or violate (or has not in the past six (6) years infringed or violated) any issued or registered Third Party IP (including any issued Patent within the Third Party IP) or, to the Knowledge of Borrower, constitutes a misappropriation of (or has not in the past six (6) years constituted a misappropriation of) any Third Party IP, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(m)
Except as set forth on Schedule 4.6(m) of the Disclosure Letter, there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations which: (i) restrict in any material respect the rights of Borrower or any of its Subsidiaries to use any Current Company IP (in order to accommodate any Third Party IP or otherwise), or (ii) grant any third parties exclusive rights to use any Current Company IP.
(n)
Except as set forth on Schedule 4.6(n) of the Disclosure Letter, to the Knowledge of Borrower (i) there is no, nor has there been any, infringement or violation by any Person of any of the Current Company IP or the rights therein, and (ii) there is no, nor has there been any, misappropriation by any Person of any of the Current Company IP, in each case of the foregoing clauses (i) and (ii), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or the subject matter thereof.
(o)
Borrower and each of its Subsidiaries has taken commercially reasonable measures customary in the pharmaceutical industry to protect the confidentiality and value of all trade secrets owned by Borrower or any of its Subsidiaries or used or held for use by Borrower or any of its Subsidiaries, in each case, relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of any Company Product.
(p)
Solely as to the Tranche B Closing Date and the Tranche C Closing Date, to the Knowledge of Borrower, at the time of any shipment of any Company Product occurring prior to the Tranche B Closing Date or the Tranche C Closing Date, the units thereof so shipped complied in all material respects with their relevant specifications and were manufactured in all material respects in accordance with current FDA Good Manufacturing Practices.
4.7.
Adverse Proceedings, Compliance with Laws. Except as set forth on Schedule 4.7 of the Disclosure Letter or advised pursuant to Section 5.2(c), there are no Adverse Proceedings pending or, to the Knowledge of Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries or against any of the their respective assets or properties or revenues that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Neither Borrower nor any of its Subsidiaries (a) is in violation of any Requirements of Law (including Environmental Laws) except for such violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.8.
Financial Statements; Financial Condition; No Material Adverse Change; Books and Records.
(a)
As of the Effective Date and each applicable Closing Date, the documents filed by Borrower with the SEC pursuant to the Exchange Act since January 1, 2025 (the “Exchange Act Documents”), when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and as of the time they were filed with the SEC, none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature), in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower and its Subsidiaries, that neither Borrower nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and that any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein);
(b)
The financial statements (including the related notes thereto) of Borrower and its Subsidiaries included in the Exchange Act Documents present fairly in all material respects the consolidated financial condition of Borrower and such Subsidiaries and their consolidated results of operations as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with Applicable Accounting Standards applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the Exchange Act Documents present fairly in all material respects the information required to be stated therein (subject to the proviso in Section 4.8(a) above with respect to projections);
(c)
Since December 31, 2024, there has not occurred or failed to occur any change or event that has had or could reasonably be expected to have, either alone or in conjunction with any other change(s), event(s) or failure(s), a Material Adverse Change, except as has been disclosed in the Exchange Act Documents; and
(d)
The Books of Borrower and each of its Subsidiaries in existence immediately prior to the Effective Date contain full, true and correct entries of all dealings and transactions in relation to its business and activities in conformity with Applicable Accounting Standards and all Requirements of Law.
4.9.
Solvency. Borrower and its Subsidiaries, on a consolidated basis, are Solvent. Without limiting the generality of the foregoing, there has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of Borrower, nor do any circumstances exist which may result in the dissolution or liquidation of Borrower.
4.10.
Payment of Taxes. All U.S. federal and state income and other material Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them have been timely filed and correct in all material respects, and all material Taxes which are due and payable by any Credit Party or any of its Subsidiaries and all material assessments, fees and other governmental charges upon any Credit Party or any of its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except where the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that (a) the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with Applicable Accounting Standards and (b) the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
4.11.
Environmental Matters. Neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. There are and, to the Knowledge of Borrower, have been, no conditions, occurrences, or Hazardous Materials Activities that would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. To the Knowledge of Borrower, no predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change (but, for the avoidance of doubt, Borrower has not undertaken any investigation of or made any inquiries to, or relating to, any of its or its Subsidiaries’ predecessors), and neither Borrower’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 through 270 or any state equivalent, which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.
4.12.
Material Contracts. As of the Effective Date and each applicable Closing Date, after giving effect to the consummation of the transactions contemplated by this Agreement, except as described on Schedule 4.12 of the Disclosure Letter, each Material Contract is a valid and binding obligation of the applicable Credit Party and, to the Knowledge of Borrower, each other party thereto, and is in full force and effect, and neither the applicable Credit Party nor, to the Knowledge of Borrower, any other party thereto is in material breach thereof or default thereunder, except where such breach or default (which default has not been cured or waived) could not reasonably be expected to give rise to any cancellation, termination or acceleration right of the applicable counterparty thereto or result in the invalidation thereof. No Credit Party or any of its Subsidiaries has received any written notice from any party thereto asserting or, to the Knowledge of Borrower threatening to assert, circumstances that could reasonably be expected to result in the cancellation, termination or invalidation of any Material Contract or the acceleration of such Credit Party’s or Subsidiary’s obligations thereunder.
4.13.
Regulatory Compliance; ERISA. No Credit Party is or is required to be, or is a company “controlled” by, an “investment company” as defined in, or is subject to regulation under, the Investment Company Act of 1940, as amended. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Credit Party has complied with the Federal Fair Labor Standards Act. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Plan is in compliance with the applicable provisions of ERISA, the IRC and other U.S. federal or state Requirements of Law, respectively. (a) No ERISA Event has occurred or is reasonably expected to occur; (b) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (c) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of clauses (a), (b) and (c) above, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.
4.14.
Margin Stock. No Credit Party is engaged principally, or as one of its important activities, in extending credit for the purpose of, whether immediate or ultimate, of purchasing or carrying Margin Stock. No Credit Party owns any Margin Stock. No Credit Party or any of its Subsidiaries has taken or permitted to be taken any action that might cause any Loan Document to violate Regulation T, U or X of the Federal Reserve Board.
4.15.
Subsidiaries. As of the Effective Date and each applicable Closing Date, Schedule 4.15 of the Disclosure Letter sets forth (a) the name and jurisdiction of incorporation, organization or formation of Borrower and each of its Subsidiaries and (b) the ownership interest of Borrower and any other Credit Party in each of their respective Subsidiaries, including the percentage of such ownership. All Equity Interests of each Credit Party are duly and validly issued and are fully paid and non-assessable. Each Credit Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by (or purported to be pledged by) it under the Collateral Documents, free of any and all Liens, rights or claims of other persons (other than Permitted Liens), and, as of the Effective Date and each applicable Closing Date, there are no outstanding warrants, options or other rights (including derivatives) to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic or voting interests therein).
4.16.
Employee Matters. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change. There is (a) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries or, to the Knowledge of Borrower, threatened in writing against any of them before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending against Borrower or any of its Subsidiaries or, to the Knowledge of Borrower, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the Knowledge of Borrower, threatened in writing involving Borrower or any of its Subsidiaries, and (c) to the Knowledge of Borrower, no union representation question existing with respect to the employees of Borrower or any of its Subsidiaries and, to the Knowledge of Borrower, no union organization activity that is taking place that in each case specified in any of clauses (a), (b) and (c), individually or taken together with any other matter specified in clause (a), (b) or (c), could reasonably be expected to result in a Material Adverse Change.
4.17.
Full Disclosure. None of the documents, certificates or written statements (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature) furnished or otherwise made available to the Administrative Agent or any Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby (in each case, taken as a whole and as modified or supplemented by other information so furnished promptly after the same becomes available) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, as of the time when made or delivered, not misleading in light of the circumstances in which the same were made; provided, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower or any Subsidiary, that neither Borrower nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and that any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein). To the Knowledge of Borrower, there are no facts (other than matters of a general economic or industry nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and written statements furnished or made available to the Administrative Agent or any Lender for use in connection with the transactions contemplated hereby.
4.18.
FCPA; Patriot Act; OFAC; Outbound Investment.
(a)
None of Borrower, its Subsidiaries or, to the Knowledge of Borrower, any director, officer, agent or employee of Borrower or any Subsidiary of Borrower has (i) used any corporate funds of Borrower or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or any person from corporate funds of Borrower or any of its Subsidiaries, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or the U.K. Bribery Act (“UKBA”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, and no part of the proceeds of any Credit Extension will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of the FCPA, UKBA or any other applicable anti-corruption laws;
(b)
(i) The operations of Borrower and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act of 1970, as amended by the Patriot Act and the anti-money laundering laws, rules and regulations of each jurisdiction (foreign or domestic) in which Borrower or any of its Subsidiaries is subject to such jurisdiction’s Requirements of Law (collectively, the “Anti-Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of Borrower, threatened in writing; and
(c)
None of Borrower, its Subsidiaries or, to the Knowledge of Borrower, any director, officer, agent or employee of Borrower or any Subsidiary of Borrower is, or is owned or controlled by individuals or entities that are the target or subject of any sanctions administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively “Sanctions”). Borrower will not, directly or, to the Knowledge of Borrower, indirectly through an agent, use the proceeds of the Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person that is the target or subject of Sanctions or in any country or territory that at the time of such funding, is the subject of Sanctions.
(d)
The Borrower, its Subsidiaries, and, to the Knowledge of Borrower, their respective directors, officers, agents and employees are in compliance with all applicable Sanctions. The Borrower and its Subsidiaries have instituted and maintain procedures reasonably designed to ensure compliance with applicable Sanctions.
(e)
Neither the Borrower nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
4.19.
Health Care Matters.
(a)
Compliance with Health Care Laws. Each of Borrower and its Subsidiaries is in compliance in all material respects with all applicable Health Care Laws.
(b)
Compliance with FDA Laws. Each of Borrower and its Subsidiaries is in compliance in all material respects with all applicable FDA Laws.
(c)
Material Statements. Within the past three (3) years, neither Borrower nor, to the Knowledge of Borrower, any Subsidiary or any officer, Affiliate, employee or agent of Borrower or Subsidiary in its capacity as an officer, Affiliate, employee or agent of Borrower or Subsidiary (as applicable), (i) has made an untrue statement of a material fact or a fraudulent statement to any Governmental Authority, (ii) has failed to disclose a material fact to any Governmental Authority, or (iii) has otherwise committed an act, made a statement or failed to make a statement that, at the time such statement or disclosure was made (or, in the case of such failure, should have been made) or such act was committed, could reasonably be expected to constitute a material violation of any Health Care Law.
(d)
Proceedings; Audits. Except as has been disclosed in the Exchange Act Documents or as set forth on Schedule 4.19(d) of the Disclosure Letter: (i) there is no Adverse Proceeding pending or, to the Knowledge of Borrower, threatened in writing, against Borrower or any of its Subsidiaries relating to any allegations of non-compliance with any Health Care Laws or FDA Laws in any material respect; and (ii) to the Knowledge of Borrower, there are no facts, circumstances or conditions that, individually or in the aggregate, would reasonably be expected to form the basis for any such Adverse Proceeding that would reasonably be expected to result in a Material Adverse Change.
(e)
Safety Notices. Within the past three (3) years, neither any Credit Party nor any of its Subsidiaries has initiated or otherwise engaged in any recalls, field notifications, safety warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action relating to an alleged lack of safety or regulatory compliance of a Company Product that would reasonably be expected to result in a Material Adverse Change.
(f)
[Reserved]
(g)
Exclusion. Within the past three (3) years (or, with respect to any Company Product that has been acquired by a Borrower or its Subsidiary, from the date of such acquisition), neither Borrower nor, to the Knowledge of Borrower, any Subsidiary or any officer, Affiliate or employee having authority to act on behalf of any Credit Party or any Subsidiary, is or, to the Knowledge of Borrower, has been threatened in writing to be: (i) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other Governmental Payor Program or is listed on the General Services Administration list of excluded parties; or (ii) a party to any other action or proceeding by any Governmental Authority that would prohibit the Borrower or applicable Subsidiary from distributing or selling the Company Product in or providing any services to any governmental or other purchaser pursuant to any Health Care Laws.
(h)
[Reserved]
(i)
Corporate Integrity Agreement. Neither Borrower nor any of its Subsidiaries is a party or is otherwise subject to any order, individual integrity agreement, or corporate integrity agreement with any U.S. Governmental Authority concerning compliance with any laws, rules, or regulations, issued under or in connection with a Governmental Payor Program.
4.20.
Regulatory Approvals.
(a)
Each Credit Party and each Subsidiary, as applicable, has all Regulatory Approvals material to the conduct of its business and operations, except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(b)
Each of Borrower and each Subsidiary (as applicable) is in compliance with, and at all times during the past three (3) years (or, with respect to any Company Product that has been acquired by a Borrower or its Subsidiary, from the date of such acquisition), has complied with, all applicable Requirements of Law governing the research, development, manufacture, production, use, importing, or distribution of the Company Product, including all such regulations promulgated by each applicable Regulatory Agency, except where any instance of failure to comply with any such laws, rules or regulations would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. During the past three (3) years, neither Borrower nor any of its Subsidiaries has received any written notice from any Regulatory Agency citing action or inaction by Borrower or any of its Subsidiaries that would constitute a violation of any applicable Requirements of Law, including a Warning Letter from FDA, which would reasonably be expected to result in a Material Adverse Change.
4.21.
Supply and Manufacturing.
(a)
Solely as to the Tranche B Closing Date and the Tranche C Closing Date, to the Knowledge of Borrower, as of the Tranche B Closing Date and the Tranche C Closing Date, as applicable, each Company Product has, within the past three (3) years, been manufactured in sufficient quantities and of a sufficient quality to satisfy a material portion of the sales demand for such Company Product in the United States, without the occurrence of any event causing inventory of such Company Product to have become exhausted prior to satisfying such material portion of the sales demand or any other event in which the manufacture and release to the market of such Company Product in the United States does not satisfy a material portion of the sales demand for such Company Product in the United States.
(b)
Except as disclosed in the Exchange Act Documents or set forth on Schedule 4.21(b) of the Disclosure Letter, to the Knowledge of Borrower, (i) no manufacturer of the Company Product has received in the past three (3) years (or, with respect to any Company Product that has been acquired by a Borrower or its Subsidiary, on the date of such acquisition) a Form 483 or is currently subject to a Form 483 impacting any Company Product with respect to any Facility manufacturing such Company Product, and (ii) with respect to each such Form 483 received (if any), all scientific and technical violations or other issues relating to good manufacturing practice requirements documented therein, and any disputes regarding any such violations or issues, have been corrected or otherwise resolved, except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.22.
Cybersecurity and Data Protection.
(a)
Except as set forth on Schedule 4.22(a) of the Disclosure Letter, the information technology systems used in the business of Borrower and its Subsidiaries (“Systems”) operate and perform in all material respects as required to permit Borrower and its Subsidiaries to conduct their business as presently conducted. To the Knowledge of such Credit Party, no System contains any material ransomware, disabling code or instructions, spyware, Trojan horses, worms, viruses or other software routines that are designed or intended to delete, destroy, disable, interfere with, perform unauthorized modifications to, or provide unauthorized access to Sensitive Information. Borrower and its Subsidiaries have and maintain back-up systems, consistent with the industry in which Borrower and each of its Subsidiaries operate and the size and condition of Borrower and its Subsidiaries, designed to provide continuing availability of the material functionality provided by the Systems in the event of any malfunction of, or other event materially interrupting access to or the functionality of, such Systems. Borrower and its Subsidiaries use commercially reasonable efforts to promptly implement material security patches that are generally available for the Systems.
(b)
Except as set forth on Schedule 4.22(b) of the Disclosure Letter, Borrower and its Subsidiaries have implemented and maintain a commercially reasonable enterprise-wide privacy and information security program (“Security Program”), with plans, policies, and procedures for privacy, physical and cyber security, disaster recovery, business continuity, incident detection, and incident response, and that includes commercially reasonable and appropriate administrative, technical and physical safeguards designed to protect the integrity and availability of the Systems, consistent with the industry in which Borrower and its Subsidiaries operate and the size and condition of Borrower and its Subsidiaries, and designed to protect against (i) any material unauthorized or unlawful access to or acquisition, use, disclosure, transmission, processing, loss, destruction, or modification of Personal Data that would require notification to any affected individuals or any Governmental Authority under any applicable Data Protection Laws (each, a “Personal Data Breach”), and (ii) any security incidents that would result in unauthorized or unlawful access to or acquisition, use, control, disruption, destruction, or modification of any of the Systems (including cyber-attacks) that would result in a Material Adverse Change on the operation of Borrower and its Subsidiaries’ business operations as currently conducted (sub-clauses (i) through (ii), collectively, “Security Incidents”).
(c)
In the past three (3) years, Borrower and each of its Subsidiaries has conducted commercially reasonable privacy and security tests, as well as penetration tests on Systems that maintain, store, access, or process Personal Data. To the Knowledge of Borrower, Borrower and each of its Subsidiaries has addressed and remediated all material issues identified as “critical,” “high risk,” or similar level of risk rating raised in any such audits or penetration tests (including any third party audits of the Systems).
(d)
Except as set forth on Schedule 4.22(c) of the Disclosure Letter, and except as would not reasonably be expected to result in a Material Adverse Change, to the Knowledge of Borrower, neither Borrower nor any of its Subsidiaries has, in the past three (3) years, suffered any Security Incidents or received any notice from any vendor that such vendor experienced a Security Incident impacting Borrower’s or any of its Subsidiaries’ Sensitive Information.
(e)
To the Knowledge of Borrower, Borrower and each of its Subsidiaries is in material compliance with the requirements of (i) their respective Security Programs, (ii) applicable Data Protection Laws, (iii) their respective Material Contracts regarding the privacy, security, and notification of breaches of Personal Data, and (iv) their respective published privacy policies.
(f)
(i) Solely on the Effective Date, except as set forth on Schedule 4.22(e) of the Disclosure Letter, in the past three (3) years: (x) neither Borrower nor any of its Subsidiaries has received any written third party claims or, to the Knowledge of Borrower, any threat (in writing) of a third party claim, related to any Personal Data Breaches; and (y) neither Borrower nor any of its Subsidiaries has received any written notice of any claims, investigations (including investigations by any Governmental Authority), or alleged violations relating to any Personal Data Breaches and (ii) solely on the Tranche A Closing Date, the Tranche B Closing Date or the Tranche C Closing Date, as applicable, except as set forth on Schedule 4.22(e) of the Disclosure Letter, in the past three (3) years: (x) neither Borrower nor any of its Subsidiaries has received any written third party claims or, to the Knowledge of Borrower, any threat (in writing) of a third party claim, related to any Personal Data Breaches; and (y) neither Borrower nor any of its Subsidiaries has received any written notice of any claims, investigations (including investigations by any Governmental Authority), or alleged violations relating to any Personal Data Breach, in each case of the foregoing clauses (ii)(x) and (ii)(y), except as would not have a Material Adverse Change.
(g)
In the past three (3) years, Borrower and each of its Subsidiaries has conducted commercially reasonable privacy and data security diligence, to the extent required by applicable Data Protection Laws, on material vendors (including CROs, CMSs and other service providers and contractors) that (i) collect, create, receive, access, maintain, store, or otherwise process Personal Data for or on behalf of Borrower or any of its Subsidiaries, or (ii) access or maintain the Systems.
5.
AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, until Payment in Full, each Credit Party shall, and shall cause each of its Subsidiaries to:

5.1.
Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its and all its Subsidiaries’ legal existence under the Requirements of Law in their respective jurisdictions of organization, incorporation or formation, other than as otherwise expressly permitted hereunder; (b) take all commercially reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable for it and all of its Subsidiaries in the ordinary course of its business, except in the case of clause (a) (other than with respect to Borrower) and clause (b) above, (i) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change or (ii) pursuant to a transaction permitted by this Agreement; and (c) comply with all Requirements of Law of each Governmental Authority to which it is subject, except where the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.
5.2.
Financial Statements, Notices. Deliver to the Administrative Agent:
(a)
Financial Statements.
(i)
Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower (or such earlier date on which Borrower is required to file a Form 10-K under the Exchange Act, as applicable), beginning with the fiscal year ending December 31, 2025, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with Applicable Accounting Standards, with such consolidated financial statements to be audited and accompanied by (x) a report and opinion of Borrower’s independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with Applicable Accounting Standards [***]), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards, and (y) if and only if Borrower is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm, an attestation report of such independent certified public accounting firm as to Borrower’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting to management’s assessment that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);
(ii)
Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower (or such earlier date on which Borrower is required to file a Form 10-Q under the Exchange Act, as applicable), beginning with the fiscal quarter ending June 30, 2025, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income and cash flows and for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Borrower’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with Applicable Accounting Standards, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC). Such consolidated financial statements shall be certified by a Responsible Officer of Borrower as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 5.2(a)(i), subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that such certification by a Responsible Officer of Borrower shall be deemed to have made if a similar certification is required under the Sarbanes-Oxley Act of 2002 and such certificate shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);
(iii)
Quarterly Compliance Certificate. At any time that Borrower is not required to disclose to the SEC information on an on-going basis under U.S. federal securities laws (including annual reports on Form 10-K, quarterly reports on Form 10-Q, proxy reports on Form DEF 14A or current events on Form 8-K), upon delivery (or within five (5) Business Days of any deemed delivery) of financial statements pursuant to Section 5.2(a)(i) and Section 5.2(a)(ii), a duly completed Compliance Certificate signed by a Responsible Officer, certifying, among other things, that (i) such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of applicable the dates and for the applicable periods in accordance with Applicable Accounting Standards consistently applied and (ii) no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;
(iv)
Information During Event of Default. As promptly as practicable (and in any event within five (5) Business Days of the request therefor), such additional information regarding the business or financial affairs of Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement or any other Loan Documents, as the Administrative Agent (at the direction of the Required Lenders) may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by Requirements of Law or contract; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product); and

(v)
Milestone Certificates. Concurrently with the delivery of the financial statements required by Section 5.2(a)(i) or (ii), (x) with respect to the first fiscal quarter in which the Tranche B Milestone is satisfied, a certificate of a Responsible Officer of the Borrower certifying that the Tranche B Milestone has occurred and (y) with respect to the first fiscal quarter in which the Tranche C Milestone is satisfied, a certificate of a Responsible Officer of the Borrower certifying that the Tranche C Milestone has occurred.
(b)
Notice of Defaults or Events of Default, ERISA Events and Material Adverse Changes. Written notice as promptly as practicable (and in any event within [***]) after a Responsible Officer of Borrower shall have obtained Knowledge thereof, of the occurrence of any (i) Default or Event of Default, (ii) ERISA Event or (iii) Material Adverse Change.
(c)
Legal Action Notice. Prompt written notice (which shall be deemed given to the extent reported in the Borrower’s periodic reporting under the Exchange Act and available on the SEC’s EDGAR system (or any successor system adopted by the SEC)) of any legal action, litigation, investigation or proceeding pending or threatened in writing against any Credit Party or any Subsidiary (i) that could reasonably be expected to result in uninsured damages or costs to such Credit Party or such Subsidiary in an amount in excess of the materiality thresholds applied by Borrower in accordance with the Exchange Act and related regulations and standards for purposes of its Exchange Act reporting or (ii) which alleges potential violations of the Health Care Laws, the FDA Laws or any applicable Requirements of Law, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; and in each case, provide such additional information (including any material development therein) as the Administrative Agent (at the direction of the Required Lenders) may reasonably request in relation thereto; provided that Borrower shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product.
5.3.
Taxes. Timely file all required U.S. federal and state income and other material Tax returns and reports or extensions therefor and timely pay all material foreign, federal, state and local Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrue thereon; provided, however, that no such Tax or any claim for Taxes that have become due and payable and have or may become a Lien on any Collateral shall be required to be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves therefor have been set aside on its books and maintained in conformity with Applicable Accounting Standards, and (b) solely in the case of a Tax or claim that has or may become a Lien against any Collateral, such contest proceedings conclusively operate to stay the sale or forfeiture of any portion of any Collateral to satisfy such Tax or claim.
5.4.
Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of comparable size engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of comparable size engaged in the same or similar businesses as Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Any products liability or general liability insurance maintained in the United States regarding Collateral shall name the Administrative Agent, on behalf of the Lenders and the other Secured Parties, as additional insured or loss payee, as applicable. So long as no Event of Default shall have occurred and be continuing, the Borrower and its Subsidiaries may retain all or any portion of the proceeds of any insurance of the Borrower and its Subsidiaries (and each Lender shall promptly remit to the Borrower any proceeds with respect to any insurance received by it).

5.5.
Operating Accounts. For each Collateral Account maintained with a bank, or other depository or financial institution located in the United States, each Credit Party shall cause such bank, or other depository or financial institution to execute and deliver a Control Agreement. The provisions of the previous sentence shall not apply to (a) accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees; provided that the aggregate balance in all such accounts does not exceed the amount necessary to make the next two immediate succeeding payroll, payroll tax or benefit payment (and such minimum amount as may be required by any Requirement of Law or financial institution with respect to such accounts), (b) zero balance accounts, (c) accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, (d) merchant accounts, (e) accounts used exclusively for compliance with any Requirements of Law to the extent such Requirements of Law prohibit the granting of a Lien thereon, (f) accounts which constitute cash collateral in respect of a Permitted Lien, (g) accounts opened with any bank or other depository or financial institution and used exclusively to consummate (i) the disposal, transfer, monetization, lease or license of, (ii) the granting of a Permitted Lien on or (iii) the securing or financing of, in each case of sub-clause (i), (ii) or (iii) any program or transaction solely with respect to any Permitted Royalty Transaction, and (f) any other accounts designated as an Excluded Account by a Responsible Officer of Borrower in writing delivered to the Administrative Agent, the cash balance of which such accounts does not exceed $10,000,000 in the aggregate at any time (all such accounts in clauses (a) through (g) above, collectively, the “Excluded Accounts”). Notwithstanding the foregoing, the Credit Parties shall have until the date that is ninety (90) days (or such longer period as the Administrative Agent (at the direction of the Required Lenders) may agree in its sole discretion) following (i) the Effective Date to comply with the provisions of this Section 5.5 with regards to Collateral Accounts of the Credit Parties in existence on the Effective Date and (ii) the creation or acquisition of any Collateral Account or the Borrower’s designation of any prior Excluded Account to a non-Excluded Account, to comply with the provisions of this Section 5.5.
5.6.
Compliance with Laws. Comply in all respects with the Requirements of Law and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or its assets or properties (including Environmental Laws, ERISA, Anti-Money Laundering Laws, OFAC, FCPA, Health Care Laws, FDA Laws, Data Protection Laws and the Federal Fair Labor Standards Act, and any foreign equivalents thereof), except if the failure to comply therewith would not, individually or taken together with any other such failures, reasonably be expected to result in a Material Adverse Change.
5.7.
Protection of Intellectual Property Rights.
(a)
Except as could not reasonably be expected to result in a Material Adverse Change, (i) protect, defend and maintain the validity and enforceability of the Company IP, including defending any future or current oppositions, interference proceedings, reissue proceedings, reexamination proceedings, inter-partes review proceedings, post-grant review proceedings, cancellation proceedings, injunctions, lawsuits, paragraph IV patent certifications or lawsuits under the Hatch-Waxman Act, hearings, investigations, complaints, arbitrations, mediations, demands, International Trade Commission investigations, decrees, or any other disputes, disagreements, or claims, challenging the legality, validity, enforceability or ownership of any Company IP; (ii) maintain the confidential nature of any material trade secrets within the Company IP; and (iii) not allow any Company IP to be abandoned, forfeited or dedicated to the public or any Current Company IP Agreement to be terminated by Borrower or any of its Subsidiaries, as applicable, without the Administrative Agent’s prior written consent (at the direction of the Required Lenders) (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that with respect to any such Company IP that is not owned by Borrower or any of its Subsidiaries, the obligations in clauses (i) and (iii) above shall apply only to the extent Borrower or any of its Subsidiaries have the right to take such actions or to cause any licensee or other third party to take such actions pursuant to applicable agreements or contractual rights.

(b)
Except as Borrower may otherwise determine in its reasonable business judgment or as otherwise set forth in its license agreements, use commercially reasonable efforts (i) at its (or its Subsidiaries’, as applicable) sole expense, either directly or indirectly, with respect to any licensee or licensor under the terms of any Credit Party’s (or any of its Subsidiary’s) agreement with the respective licensee or licensor, as applicable, to take any and all actions (including taking legal action to specifically enforce the applicable terms of any license agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary or desirable to (A) prosecute and maintain the Company IP and (B) diligently defend or assert the Company IP against material infringement, misappropriation, violation or interference by any other Persons and, in the case of Copyrights, Trademarks and Patents within the Company IP, against any claims of invalidity or unenforceability (including by bringing any legal action for infringement, dilution, violation or defending any counterclaim of invalidity or action of a non-Affiliate third party for declaratory judgment of non-infringement or non-interference); and (ii) to cause any licensee or licensor of any Company IP not to, and such Credit Party shall not, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of Company IP.
(c)
Except as Borrower may otherwise determine in its reasonable business judgment and as required pursuant to any applicable license or other binding agreement, protect, defend and maintain market exclusivity for the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of Company Products. Except as Borrower may otherwise determine in its reasonable business judgment (including without limitation taking into account any attorney-client privilege, conflicts of interests, confidentiality obligations, protective orders or other similar considerations), Borrower agrees to notify the Administrative Agent in writing and keep the Administrative Agent reasonably informed of any material filings in any opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post-grant review proceeding, cancellation proceeding, injunction, lawsuit, paragraph IV patent certification or lawsuits under the Hatch-Waxman Act, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case, challenging the legality, validity, enforceability or ownership of any Company IP.
5.8.
Books and Records. Maintain proper Books, in which entries that are full, true and correct in all material respects and are in conformity with Applicable Accounting Standards consistently applied shall be made of all material financial transactions and matters involving the assets, properties and business of such Credit Party (or such Subsidiary), as the case may be.
5.9.
Access to Collateral; Audits. Allow the Administrative Agent, or its agents or representatives, at any time after the occurrence and during the continuance of an Event of Default, during normal business hours and upon reasonable advance notice, to visit and inspect the Collateral and inspect, copy and audit any Credit Party’s Books. The foregoing inspections and audits shall be at the relevant Credit Party’s expense.
5.10.
Use of Proceeds. (a) Use the proceeds of the Term Loans to fund its general corporate requirements, and (b) not use the proceeds of the Term Loans or any other Credit Extensions, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock, for the purpose of extending credit to any other Person for the purpose of purchasing or carrying any Margin Stock or for any other purpose that might cause any Term Loan or other Credit Extension to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.
5.11.
Further Assurances. Promptly upon the reasonable written request of the Administrative Agent (at the direction of the Required Lenders), execute, acknowledge and deliver such further documents and do such other acts and things in order to effectuate or carry out more effectively the purposes of this

Agreement and the other Loan Documents at its expense, including after the Effective Date taking such steps as are reasonably deemed necessary or desirable by the Administrative Agent (at the direction of the Required Lenders) to maintain, protect and enforce its Lien in favor and for the benefit of Lenders and the other Secured Parties on Collateral securing the Obligations created under the Security Agreement and the other Loan Documents in accordance with the terms of the Security Agreement and the other Loan Documents, subject to Permitted Liens.
5.12.
Additional Collateral; Guarantors. From and after the Effective Date, except as otherwise approved in writing by the Administrative Agent (at the direction of the Required Lenders) and subject to the terms and limitations set forth herein and in the other Loan Documents, each Credit Party shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to guarantee the Obligations and to cause each such Subsidiary to grant to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties a first priority security interest in and Lien upon, and pledge to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties, subject to Permitted Liens, all of such Subsidiary’s properties and assets constituting Collateral, including all of such Subsidiary’s Equity Interests (other than Excluded Equity Interests), whether now existing or hereafter acquired or existing, to secure such guaranty; provided, that (i) such Credit Party’s obligations to cause any Subsidiaries formed or acquired after the Closing Date to take the foregoing actions shall be subject to the timing requirements of Section 5.13 and (ii) to the extent that such new Subsidiary is formed or organized in a jurisdiction outside of the United States, the parties hereto agree that the guarantee and the security provided to the Administrative Agent in such case shall be what is customarily granted to secured lenders in such jurisdiction on terms and subject to limitations customary for this type of transaction. Subject to Section 5.13, Section 5.14 and the terms and limitations in the Loan Documents (including clause (ii) of the foregoing proviso) in connection with each pledge of certificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Administrative Agent, such certificate(s) together with stock powers or assignments, as applicable, properly endorsed for transfer to the Administrative Agent or duly executed in blank, in each case reasonably satisfactory to the Administrative Agent.
5.13.
Formation or Acquisition of Subsidiaries. If Borrower or any of its Subsidiaries at any time after the Effective Date forms or acquires a Subsidiary (other than an Excluded Subsidiary) (including by division), as promptly as practicable but in no event later than ninety (90) days (or such longer period as the Administrative Agent (at the direction of the Required Lenders) may agree in its sole discretion) after such formation, acquisition or division: (a) without limiting the generality of clause (d) below, Borrower will cause such Subsidiary to execute and deliver to the Administrative Agent a joinder to the Security Agreement in the form attached thereto and any relevant IP Agreement or other Collateral Documents, as applicable; (b) Borrower will cause such Subsidiary to execute and deliver to the Administrative Agent (i) true, correct and complete copies of the Operating Documents of such Subsidiary, (ii) a certificate, signed by a Responsible Officer of such Subsidiary, certifying that the copies of such Operating Documents are true, correct and complete and (iii) a good standing certificate for such Subsidiary certified by the Secretary of State (or the equivalent thereof) of its jurisdiction of organization, incorporation or formation (if applicable); (c) Borrower will cause such Subsidiary to execute and deliver to the Administrative Agent a Perfection Certificate; and (d) Borrower will cause such Subsidiary to satisfy all requirements contained in this Agreement (including Section 5.12) and each other Loan Document if and to the extent applicable to such Subsidiary; provided, that to the extent that such new Subsidiary is formed or organized in a jurisdiction outside of the United States, the parties hereto agree that the guarantee and the security provided to the Administrative Agent in such case shall be what is customarily granted to secured lenders in such jurisdiction on terms and subject to limitations customary for this type of transaction. Borrower, Lenders and the Administrative Agent hereby agree that any such Subsidiary shall constitute a Credit Party for all purposes hereunder as of the date of the execution and delivery of the joinder contemplated by clause (a)

above. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a Loan Document.
5.14.
Post-Closing Requirements. Borrower will, and will cause each of its Subsidiaries to, take each of the actions set forth on Schedule 5.14 of the Disclosure Letter within the time period prescribed therefor on such schedule (or such longer period as the Administrative Agent (at the direction of the Required Lenders) may agree in its sole discretion). All representations and warranties and covenants contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to take the actions set forth on Schedule 5.14 of the Disclosure Letter within the time periods set forth therein, rather than elsewhere provided in the Loan Documents, such that to the extent any such action set forth in Schedule 5.14 of the Disclosure Letter is not overdue, the applicable Credit Party shall not be in breach of any representation or warranty or covenant contained in this Agreement or any other Loan Document applicable to such action for the period from the Effective Date until the date on which such action is required to be fulfilled as set forth on Schedule 5.14 of the Disclosure Letter.
5.15.
Environmental.
(a)
Deliver to the Administrative Agent:
(i)
as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;
(ii)
promptly upon a Responsible Officer of any Credit Party or any of its Subsidiaries obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any remedial action taken by any Credit Party or any other Person in response to (x) any Hazardous Materials Activities, the existence of which, individually or in the aggregate, could reasonably be expected to result in one or more Environmental Claims resulting in a Material Adverse Change, or (y) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (C) any Credit Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, provided that, with respect to real property adjoining or in the vicinity of any Facility, Borrower shall have no duty to affirmatively investigate or make any efforts to become or stay informed regarding any such adjoining or nearby properties;
(iii)
as soon as practicable following the sending or receipt thereof by any Credit Party, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency, or (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;
(iv)
prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (x) expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in a Material Adverse Change or (y) affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for their respective operations, and (B) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations in a manner that, individually or taken together with any other such proposed actions, could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and
(v)
with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent (at the direction of the Required Lenders) in relation to any matters disclosed pursuant to this Section 5.15(a).
(b)
Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly take any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws by Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
5.16.
Inventory; Returns; Maintenance of Properties. Keep all Inventory in good and marketable condition, free from material defects and otherwise keep all Inventory in material compliance with all applicable FDA Good Manufacturing Practices. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date or any new returns and allowances practices established thereafter in good faith by Borrower. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in its respective business, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so could not reasonably be expected to result in a Material Adverse Change.
5.17.
Outbound Investment. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
6.
NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, until Payment in Full, such Credit Party shall not, and shall cause each of its Subsidiaries not to:

6.1.
Dispositions. Convey, sell, lease, transfer, assign, enter into a coexistence agreement, exclusively license out, or otherwise dispose of (including any sale-leaseback or any transfer of assets pursuant to a plan of division), directly or indirectly and whether in one or a series of transactions (collectively, “Transfer”), all or any part of its properties or assets constituting Collateral under the Loan

Documents (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party), except for Permitted Transfers.
6.2.
Fundamental Changes.
(a)
Without at least ten (10) days prior written notice to the Administrative Agent (or such shorter period agreed to by the Administrative Agent (at the direction of the Required Lenders) in its sole discretion), solely in the case of a Credit Party: (i) change its jurisdiction of organization, incorporation or formation, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change any organizational number (if any) assigned by its jurisdiction of organization, incorporation or formation.
6.3.
Mergers, Acquisitions, Liquidations or Dissolutions.
(a)
Merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve, or permit any of its Subsidiaries to merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve with or into any other Person, except that:
(i)
any Subsidiary of Borrower may merge or consolidate with or into Borrower; provided that Borrower is the surviving entity,
(ii)
any Subsidiary of Borrower may merge or consolidate with any other Subsidiary of Borrower; provided that if any party to such merger or consolidation is a Credit Party, that either (x) a Credit Party is the surviving entity or (y) the surviving or resulting entity executes and delivers to the Administrative Agent a joinder to the Security Agreement in the form attached thereto and any relevant IP Agreement or other Collateral Documents, as applicable, and otherwise satisfies the requirements of Section 5.13 substantially contemporaneously with the completion of such merger or consolidation;
(iii)
any Subsidiary of Borrower may divide itself into two (2) or more entities or be dissolved or liquidated, provided that if such Subsidiary is a Credit Party, then the properties and assets of such Subsidiary are allocated or distributed to an existing or newly-formed Credit Party; and
(iv)
any Permitted Investment may be structured as a merger or consolidation; or
(b)
Make, or permit any of its Subsidiaries to make, Asset Acquisitions or Stock Acquisitions, other than Permitted Acquisitions or Permitted Investments.
6.4.
Indebtedness. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness that is not Permitted Indebtedness; provided, however, that the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.4.
6.5.
Encumbrances. Except for Permitted Liens, (a) create, incur, allow, or suffer to exist any Lien on any Collateral, or (b) permit (other than pursuant to the terms of the Loan Documents) any material portion of the Collateral not to be subject to the first priority security interest granted pursuant to the Collateral Documents, in each case of this clause (b), other than as a direct result of any action by the Administrative Agent or any Lender or failure of the Administrative Agent or any Lender to perform an obligation thereof under the Loan Documents.

6.6.
No Further Negative Pledges. Enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of (a) such Credit Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, to secure the Obligations or (b) any Subsidiary of Borrower to pay any dividends or make any distribution or payment on or redeem, retire or purchase any Equity Interests of such Subsidiary held by Borrower or any other Subsidiary, other than, in the cases of the foregoing clauses (a) and (b), Permitted Negative Pledges.
6.7.
Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 5.5 hereof.
6.8.
Distributions; Investments.
(a)
Pay any dividends or make any distribution or payment on or redeem, retire or purchase any Equity Interests, other than Permitted Distributions.
(b)
Directly or indirectly make any Investment (including any loans), other than Permitted Investments.
(c)
Repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, unless such payment or prepayment (i) is made directly or indirectly to a Credit Party, (ii) is made from a non-Credit Party to another non-Credit Party or (iii) is a Permitted Investment.

Notwithstanding the foregoing, and for the avoidance of doubt, this Section 6.8 shall not prohibit (i) the conversion by holders and settlement thereof of (including any cash payment upon conversion), optional payment of principal or premium on, or required payment of any principal or premium on (solely limited, in the case of required payments of principal, to an amount not exceeding exceed the sum of (a) the principal amount of such Permitted Convertible Indebtedness plus (b) any payments received pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction) or required payment of any interest with respect to, any Permitted Convertible Indebtedness in each case, in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness, (ii) the entry into (including the payment of premiums in connection therewith) or any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction, (iii) any repurchase, exchange or induced conversion of Permitted Convertible Indebtedness by (1) delivery of shares of Borrower’s common stock, (2) a different series of Permitted Convertible Indebtedness or (3) payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of shares of Borrower’s common stock plus the net cash proceeds, if any, received by the Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Indebtedness that are so repurchased, exchanged or converted, Borrower may exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Indebtedness that is so repurchased, exchanged or converted, or (iv) any cash payments for accrued interest or in lieu of any fractional shares, in each case, with respect to Permitted Convertible Indebtedness.

6.9.
[Reserved]

6.10.
[Reserved]
6.11.
Amendments or Waivers of Organizational Documents. Amend, restate, supplement or otherwise modify, or waive, any provision of its Operating Documents in a manner that could reasonably be expected to result in a Material Adverse Change.
6.12.
Compliance.
(a)
Become an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose.
(b)
No ERISA Affiliate shall cause (i) any event that would result in the imposition of a Lien on any assets or properties of any Credit Party or a Subsidiary of a Credit Party with respect to any Plan or Multiemployer Plan or (ii) any other ERISA Event that, in each case of this clause (b), could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.
(c)
The Administrative Agent and each Lender hereby notifies each Credit Party that pursuant to the requirements of Anti-Terrorism Laws, and such Person’s policies and practices, the Administrative Agent and each Lender is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow the Administrative Agent and each Lender to identify such party in accordance with Anti-Terrorism Laws. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or controlled Affiliates to, directly or indirectly, knowingly enter into any documents or contracts with any Person listed on the OFAC Lists. Each Credit Party shall promptly (but in any event within [***]) notify the Administrative Agent and each Lender in writing upon any Responsible Officer of Borrower having knowledge that any Credit Party or any Subsidiary or Affiliate of any Credit Party is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids or violates, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
6.13.
Amendments or Waivers of Current Company IP Agreements. (a) Waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting or relating to any of the Current Company IP Agreements or (b) breach, default under, or take any action or fail to take any action that, with the passage of time or the giving of notice or both, would constitute a default or event of default under any of the Current Company IP Agreements, in each case of the foregoing clauses (a) and (b) of this Section 6.13, which would, individually or taken together with any other such waivers, amendments, cancellations, terminations, exercises or failures, reasonably be expected to result in a Material Adverse Change.

7.
EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1.
Payment Default. Any Credit Party fails to (a) make any payment of any principal of the Term Loans when and as the same shall become due and payable, whether at the due date thereof (including pursuant to Section 2.2(c)), at a date fixed for prepayment (whether voluntary or mandatory) thereof, or by acceleration thereof or otherwise; or (b) within five (5) Business Days after the same becomes due, any payment of interest or premium pursuant to Section 2.2, including any applicable Draw Fees, Makewhole Amount or Prepayment Premium, or any other Obligations (which five (5) Business Day cure period shall not apply to any such payments due on the Term Loan Maturity Date, such earlier date pursuant to Section 2.2(c)(ii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof). A failure to pay any such interest, premium or Obligations pursuant to the foregoing clause (b) prior to the end of such five (5) Business Day-period shall not constitute an Event of Default (unless such payment is due on the Term Loan Maturity Date, such earlier date pursuant to Section 2.2(c)(ii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof).
7.2.
Covenant Default.
(a)
The Credit Parties: (i) fail or neglect to perform any obligation in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.10, 5.12, 5.13, or 5.14 or (ii) violate any covenant in Section 6; or
(b)
The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed, kept or observed and such failure continues for thirty (30) days, after the earlier of the date on which (i) a Responsible Officer of any Credit Party becomes aware of such failure and (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender. Cure periods provided under this Section 7.2(b) shall not apply to any of the covenants referenced in clause (a) above.
7.3.
Material Adverse Change. On or after the Tranche A Closing Date, a Material Adverse Change occurs.
7.4.
Attachment; Levy; Restraint on Business.
(a)
(i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or of any entity under the control of such Credit Party in excess of $20,000,000 on deposit or otherwise maintained with the Administrative Agent, or (ii) a notice of lien or levy is filed against any of material portion of Collateral by any Governmental Authority, and the same under sub-clauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, that no Credit Extensions shall be made during any thirty (30) day cure period; or
(b)
(i) Any material portion of Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower and its Subsidiaries from conducting any material part of their business, taken as a whole.
7.5.
Insolvency.
(a)
An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of any Credit Party, or of a substantial part of the property of any Credit Party, under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; or (iii) the winding-up or liquidation of any Credit Party, and such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or
(b)
Any Credit Party shall: (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (except as otherwise expressly permitted hereunder).
7.6.
Other Agreements. Any Credit Party fails to pay any Indebtedness (other than the Indebtedness represented by this Agreement and the other Loan Documents) or any amount due under the Royalty Purchase Agreement within any applicable grace period after such payment is due and payable (including at final maturity) or after the acceleration of any such Indebtedness by the holder(s) thereof because of a default, in each case, if the total amount of such Indebtedness or such amount under the Royalty Purchase Agreement unpaid or accelerated exceeds $20,000,000.
7.7.
Judgments. One or more final, non-appealable judgments, orders, or decrees for the payment of money in an amount in excess of $20,000,000 (but excluding any final judgments, orders, or decrees for the payment of money that are covered by independent third-party insurance as to which liability has not been denied by such insurance carrier or by an indemnification claim against a solvent and unaffiliated Person that is not a Credit Party as to which such Person has not denied liability for such claim) shall be rendered against one or more Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.
7.8.
Misrepresentations. Any Credit Party or any Person acting for any Credit Party makes or is deemed to make any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to the Administrative Agent or any Lender or to induce the Administrative Agent or any Lender to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect (or, to the extent any such representation, warranty or other statement is qualified by materiality or Material Adverse Change, in any respect) when made or deemed to be made.
7.9.
Loan Documents; Collateral. Any material provision of any Loan Document shall for any reason (other than pursuant to the terms thereof or Payment in Full) cease to be valid and binding on or enforceable against any Credit Party, or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof or Payment in Full) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason (other than pursuant to the terms of the Loan Documents or Payment in Full) cease to be a perfected and first priority security interest in any material portion of the Collateral subject thereto, subject only to Permitted

Liens, in each case, other than as a direct result of any action by the Administrative Agent or any Lender or failure of the Administrative Agent or any Lender to perform an obligation thereof under the Loan Documents.
7.10.
ERISA Event. An ERISA Event occurs that, individually or taken together with any other ERISA Events, results or could reasonably be expected to result in a Material Adverse Change.
7.11.
Market Authorization. The withdrawal or removal of, or loss of marketing authorization (including any receipt of written notice of a pending recommendation or final decision to withdraw marketing authorization) of RMC-6236 in any Major Market.
8.
RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT
8.1.
Rights and Remedies. While an Event of Default occurs and continues, the Administrative Agent may, or at the request of the Required Lenders shall, without notice or demand:
(a)
declare all Obligations (including, for the avoidance of doubt, any Makewhole Amount or Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable) immediately due and payable (but if an Event of Default described in Section 7.5 occurs, all Obligations, including any Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, shall automatically and immediately be due and payable without any action by the Administrative Agent or any Lender), whereupon all Obligations for principal, interest, premium or otherwise (including, for the avoidance of doubt, any Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable) shall become due and payable by Borrower without presentment, demand, protest or other notice of any kind, which are all expressly waived by the Credit Parties hereby;
(b)
stop advancing money or extending credit for Borrower’s benefit under this Agreement;
(c)
settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that the Administrative Agent (at the direction of the Required Lenders) considers advisable, notify any Person owing Borrower money of the Administrative Agent’s security interest in favor and for the benefit of the Lenders and the other Secured Parties in such funds, and verify the amount of the Collateral Accounts;
(d)
make any payments and do any acts it considers necessary or reasonable to protect the Collateral or the Administrative Agent’s security interest in favor and for the benefit of Lenders and the other Secured Parties in the Collateral. Borrower shall assemble the Collateral if the Administrative Agent or the Required Lenders requests and make it available as the Administrative Agent designates or the Required Lenders designate. The Administrative Agent or its agents or representatives may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest in favor and for the benefit of Lenders and the other Secured Parties and pay all expenses incurred. Borrower grants the Administrative Agent a license to enter and occupy (and for its agents or representatives to enter and occupy) any of its premises, without charge, for a reasonable period of time in order to exercise any of the Administrative Agent’s or any Lender’s rights or remedies;
(e)
apply to the Obligations (i) any balances and deposits of Borrower it holds, or (ii) any amount held by the Administrative Agent owing to or for the credit or the account of Borrower;

(f)
ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. With respect to any and all Intellectual Property owned or held by any Credit Party and included in Collateral, each Credit Party hereby grants to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, to the maximum extent permitted: an irrevocable, non-exclusive, assignable, royalty-free license or other right to use (and for its agents or representatives to use), without charge (subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Credit Party to avoid the risk of invalidation of such Trademarks), including the right to sublicense, use and practice, any and all of such Credit Party’s rights to such Intellectual Property in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any such Intellectual Property, and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof; and in connection with the Collateral Agent’s exercise of its rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Credit Party’s rights under all licenses and all franchise contracts inure to the benefit of all Secured Parties;
(g)
place a “hold” on any account maintained with the Administrative Agent or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(h)
demand and receive possession of Borrower’s Books regarding Collateral; and
(i)
exercise all rights and remedies available to the Administrative Agent or any Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

The Administrative Agent and each Lender agrees that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to any Intellectual Property included in the Collateral, the rights of the licensees under any license of such Intellectual Property will not be terminated, limited or otherwise adversely affected so long as no default exists thereunder in a way that would permit the licensor to terminate such license (commonly termed a non-disturbance). Without limitation to any other provision herein or in any other Loan Document, while an Event of Default occurs and continues, at the Administrative Agent’s or the Required Lenders’ request, Borrower shall, promptly following the receipt of such request, take such commercially reasonable actions as are required or necessary to allow the Administrative Agent to collect, receive, appropriate and realize upon Borrower’s rights and interests in, to and under any Current Company IP Agreement, including in connection with any foreclosure or other exercise of the Administrative Agent’s or any Lender’s rights with respect thereto (including, for the avoidance of doubt, using reasonable best efforts to obtain the written consent of any counterparty to the exercise by the Administrative Agent or any Lender of any and all rights and remedies under this Agreement or any other Loan Document with respect to any Current Company IP Agreement, in form and substance reasonably satisfactory to the Administrative Agent).

8.2.
Power of Attorney. Borrower hereby irrevocably appoints the Administrative Agent and any Related Party thereof as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Collateral Accounts directly with depository banks where the Collateral Accounts are maintained, for amounts and on terms the Administrative Agent (at the direction of the Required Lenders) determines reasonable; (d) make, settle, and adjust all claims under Borrower’s products liability or general liability insurance policies maintained in the United States regarding Collateral; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Administrative Agent or a third party as the Code permits. Borrower hereby appoints the Administrative Agent and any Related Party thereof as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of the Administrative Agent’s security interest in favor and for the benefit of Lenders and the other Secured Parties in the Collateral regardless of whether an Event of Default has occurred until Payment in Full. The foregoing appointment of the Administrative Agent and any Related Party thereof as Borrower’s attorney in fact, and all of the Administrative Agent’s (or such Related Party’s) rights and powers, coupled with an interest, are irrevocable until Payment in Full.
8.3.
Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, the Administrative Agent shall apply any funds in its possession, whether from Credit Party account balances, payments, proceeds realized as the result of any collection of Collateral Accounts or disposition of any other Collateral, or otherwise, to the Obligations in such order as the Administrative Agent shall determine in its sole discretion; provided that the Administrative Agent shall first apply any such funds to that portion of the Obligations constituting Lender Expenses then due to the Administrative Agent and its Related Parties. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lenders for any deficiency. If the Administrative Agent or any Lender directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, the Administrative Agent or such Lender, as applicable, shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by the applicable Lender(s) of cash therefor.
8.4.
Administrative Agent’s Liability for Collateral. So long as the Administrative Agent complies with Requirements of Law regarding the safekeeping of the Collateral in the possession or under the control of the Administrative Agent, the Administrative Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any other Person. In no event shall the Administrative Agent or any Lender have any liability for any diminution in the value of the Collateral for any reason.
8.5.
No Waiver; Remedies Cumulative. The Administrative Agent’s or any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Administrative Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Each of the Administrative Agent’s and Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Each of the Administrative Agent and Lenders has all rights and remedies provided under the Code, by law, or in equity. The exercise by the Administrative Agent or any Lender of one right or remedy is not an election and shall not preclude the Administrative Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and the waiver by the Administrative Agent or any Lender of any Event of Default is not a continuing waiver. The Administrative Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.
8.6.
Demand Waiver; Makewhole Amount; Prepayment Premium. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Administrative Agent on which Borrower is liable. Borrower acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to

Section 8.1(a) by reason of the occurrence of an Event of Default, any Makewhole Amount or Prepayment Premium, as applicable, that is payable pursuant to Section 2.2(e) or Section 2.2(f), as the case may be, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by the Administrative Agent’s or any Lender’s declaration thereof, as provided in Section 8.1(a), and Borrower shall pay the Makewhole Amount or Prepayment Premium, as applicable, that is payable pursuant to Section 2.2(e) or Section 2.2(f), as the case may be, as compensation to Lenders for the loss of its investment opportunity and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.
9.
NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address (if any) indicated below. Any party to this Agreement may change its mailing or electronic mail address by giving all other parties hereto written notice thereof in accordance with the terms of this Section 9.

If to Borrower or any other Credit Party:

Revolution Medicines, Inc.
700 Saginaw Drive

Redwood City, CA 94063
Attention: Chief Financial Officer
Telephone: ###########

Email: ###########

with a copy to (which shall not constitute notice) to:

Latham & Watkins LLP
140 Scott Drive

Menlo Park, CA 94025

Attn: Mark Roeder
Telephone: ###########

Email: ############

If to the Administrative Agent:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Revolution Medicines Loan Administrator

Phone: ###########

Email: ###############

with a copy to (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Ronald Hewitt

Phone: ###########

Email: ###########

with a copy to (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Jacqueline Mercier and Reid Bagwell

Phone: ########### and ###########

Email: ############ and ############

with a copy to (which shall not constitute notice) to:

Royalty Pharma Development Funding, LLC
110 E. 59th Street, Suite 3300

New York, NY 10022

Attn: General Counsel

Email: ############

If to any Lender: To the address set forth on Exhibit F attached hereto.

10.
CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER

the Loan Documents shall be governed by, and construed and interpreted in accordance with the laws of the State of New York, without regard to any principles of conflicts of law that Would require the application of the law of any other jurisdiction. Each party hereto submits to the exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Administrative Agent or any Lender. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY

CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11.
GENERAL PROVISIONS
11.1.
Successors and Assigns.
(a)
This Agreement binds and is for the benefit of the parties hereto and their respective successors and permitted assigns.
(b)
No Credit Party may transfer, pledge or assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without the prior written consent of each Lender (which assignments may, with respect to each of the Tranche A Loan or Tranche A Commitments, Tranche B Loan or Tranche B Commitments, or Tranche C Loan or Tranche C Commitments, be on a non-pro rata basis with each other such tranches or commitments). Lenders may at any time sell, transfer, assign, pledge or collaterally assign this Agreement or any other Loan Document or any of its rights or obligations hereunder or thereunder (including, subject to the provisions of Section 11.1(c), by granting a participation in all or any part of, or any interest in, such Lender’s obligations, rights or benefits under this Agreement and the other Loan Documents, including with respect to any Term Loan (or any portion thereof)), to any Eligible Assignee without the consent of any other party (any such sale, transfer, assignment, pledge, collateral assignment or grant of a participation, a “Lender Transfer”); provided, however, that after the occurrence and during the continuance of a payment or bankruptcy Event of Default, each Lender may make a Lender Transfer to a vulture or distressed debt fund without Borrower’s consent. For the avoidance of doubt, no Lender may make a Lender Transfer to any Competitor without the prior written consent of Borrower.
(c)
In the case of a Lender Transfer in the form of a participation granted by any Lender to any third party, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, (iii) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) any agreement or instrument pursuant to which such Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, or other modification hereto, in each case subject to the terms and conditions of this Agreement. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.5 and 2.6 (subject to the requirements and limitations therein, including the requirements under Section 2.6(d) (it being understood that the documentation required under Section 2.6(d) shall be delivered to the applicable Lender)) to the same extent as if it were a Person that had acquired its interest by assignment pursuant to clause (b) above; provided that, with respect to any participation, such participant shall not be entitled to receive any greater payment under Sections 2.5 or 2.6 than the applicable Lender (i.e., the party that participated the interest) would have been entitled to receive, except to the extent of any entitlement to receive a greater payment resulting from a Change in Law that occurs after such participant acquired the applicable participation.
(d)
The Administrative Agent shall record any Lender Transfer in the Register. Each Lender shall provide Borrower and the Administrative Agent with written notice of a Lender Transfer delivered no later than five (5) Business Days prior to the date on which such Lender Transfer is consummated. The parties to each Lender Transfer shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the

Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the reasonable discretion of the Administrative Agent). The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax documentation required to be delivered pursuant to Section 2.6. For the avoidance of doubt, if any Lender sells a participation, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and principal amounts (and stated interest) of each participant’s interest in the Term Loan(s) or other obligations under the Loan Documents (the “Participant Register”); provided, however, that such Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and the Administrative Agent and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(e)
Any attempted transfer, pledge or assignment of this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder in violation of this Section 11.1 shall be null and void ab initio and of no effect.
(f)
Any corporation or association into which the Administrative Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Administrative Agent is a party, will be and become the successor Administrative Agent under this Agreement and will have and succeed to the rights, duties, benefits, powers, privileges, indemnities and immunities as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
11.2.
Indemnification; Expenses Incurred by Credit Parties.
(a)
Borrower agrees to indemnify and hold harmless each of the Administrative Agent, Lenders and its and their respective Affiliates (and its or their respective successors and assigns) and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that (i) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnified Person (or any of such Indemnified Person’s Affiliates, controlling Persons or any of its and their respective directors, officers, employees, managers, partners, members, agents, sub-agents or advisors), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) Borrower shall have no obligation to any Indemnified Person hereunder (other than the Administrative acting in its capacity as such) with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from a material breach of any obligation of such Indemnified Person hereunder as determined by a final, non-appealable judgment of a court of competent jurisdiction, and (iii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from any claim by one Indemnified Person against another Indemnified Person that does not relate to any act or omission of any Credit Party (other than against the Administrative Agent or any other agent appointed under the Loan Documents (including any agent under any intercreditor agreement) in its capacity as such), and (iv) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall, jointly and severally, indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any non-Tax claim.
(b)
To the extent permitted by Requirements of Law, no party to this Agreement shall assert, and each party to this Agreement hereby waives, any claim against any other party hereto (and its or their successors and assigns), and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and Affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Term Loans or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party to this Agreement hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(c)
Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Administrative Agent or any Lender, shall be at the expense of such Credit Party, and neither the Administrative Agent nor any Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein.
11.3.
Severability of Provisions. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
11.4.
Correction of Loan Documents. The Administrative Agent (at the direction of the Required Lenders) or Required Lenders may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties hereto so long as the Administrative Agent (at the direction of the Required Lenders) or Required Lenders, as applicable, provides the Credit Parties and the other parties hereto with written notice of such correction and allows the Credit Parties at least ten (10) days to object to such correction in writing delivered to the Administrative Agent (at the direction of the Required Lenders) and each Lender. In the event of such objection, such correction shall not be made except by an amendment to this Agreement in accordance with Section 11.5.
11.5.
Amendments in Writing; Integration.
(a)
No amendment, restatement or modification of any provision of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation hereunder or thereunder, no approval or consent hereunder or thereunder (including any consent to any departure by Borrower or any other Credit Party herefrom or therefrom), shall in any event be effective unless the same shall be in writing and signed by Borrower (on its own behalf and on behalf of each other Credit Party) and the Required Lenders; provided, however, that no such amendment, restatement, modification, waiver, discharge, termination, approval or consent shall, unless in writing and signed by the Administrative Agent, affect the rights, duties, benefits, privileges, protections, indemnities or immunities of, or any amounts payable to, the Administrative Agent under this Agreement or any other Loan Document. Any such waiver, approval or consent granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver, approval or consent.
(b)
This Agreement and the other Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties hereto about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
11.6.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute,” “signature” and words of like import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.
11.7.
Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and the Payment in Full (other than any obligations which, by their terms, are to survive the termination of this Agreement). The obligation of Borrower or any other the Credit Parties in Section 11.2 to indemnify Indemnified Persons shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
11.8.
Confidentiality. Any information regarding the Credit Parties and their Subsidiaries and their businesses provided to the Administrative Agent or any Lender by or on behalf of any Credit Party pursuant to the Loan Documents shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either: (i) in the public domain or in the possession of the Administrative Agent, any Lender or any of their respective Affiliates when disclosed to the Administrative Agent, any Lender or any of their respective Affiliates, or becomes part of the public domain after disclosure to the Administrative Agent, any Lender or any of their respective Affiliates, in each case, other than as a result of a breach by the Administrative Agent, any Lender or any of their respective Affiliates of the obligations under this Section 11.8; or (ii) disclosed to the Administrative Agent, any Lender or any of their respective Affiliates by a third party if the Administrative Agent, such Lender or such Affiliate, as applicable, does not know that the third party is prohibited from disclosing the information. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to a third party or use Confidential Information for any purpose other than the exercise of its rights and the performance of its duties or obligations under the Loan Documents. The foregoing in this Section 11.8 notwithstanding, the Administrative Agent and each Lender may disclose Confidential Information: (a) to any of its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (including, for the avoidance of doubt, in connection with any proposed Lender Transfer); (c) as required by law, regulation, subpoena, or other order, provided, that (x) prior to any disclosure under this clause (c), the Administrative Agent or such Lender, as applicable, endeavors to provide Borrower with prior written notice thereof and with respect to any law, regulation, subpoena or other order, to the extent that the Administrative Agent or such Lender is permitted to provide such prior notice to Borrower pursuant to the terms hereof, and (y) any disclosure under this clause (c) shall be limited solely to that portion of the Confidential Information as may be specifically compelled by such law, regulation, subpoena or other order; (d) to the extent requested by regulators having jurisdiction over the Administrative Agent or such Lender or as otherwise required in connection with the Administrative Agent’s or such Lender’s examination or audit by such regulators; (e) as the Administrative Agent or such Lender considers reasonably necessary in exercising remedies under the Loan Documents; (f) to third-party service providers of the Administrative Agent or such Lender; and (g) to any of the Administrative Agent’s or such Lender’s Related Parties; provided, however, that the third parties to which Confidential Information is disclosed pursuant to clauses (a), (b), (f) and (g) are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein. The provisions of this Section 11.8 shall survive the termination of this Agreement.
11.9.
Attorneys’ Fees, Costs and Expenses. In any action or proceeding between any Credit Party and any Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
11.10.
Right of Set-Off. In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, without prior notice to any Credit Party, any such notice being hereby expressly waived by Borrower (on its own behalf and on behalf of each other Credit Party), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether (a) the Administrative Agent or such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees promptly to notify Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set off and application.
11.11.
Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to any Lender, or the Administrative Agent or any Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
11.12.
Captions. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
11.13.
Construction of Agreement. The parties hereto mutually acknowledge that they and their respective attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty, this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.
11.14.
Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) except as expressly provided in Section 11.2(a), confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective successors and permitted assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
11.15.
No Advisory or Fiduciary Duty. The Administrative Agent and each Lender may have economic interests that conflict with those of the Credit Parties. Each Credit Party agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or the Administrative Agent, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or Affiliates, on the other hand. Each Credit Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between each Lender and the Administrative Agent, on the one hand, and such Credit Party, its Subsidiaries and their respective Affiliates, on the other hand, (ii) in connection therewith and with the process leading to such transaction, the Administrative Agent and each Lender is acting solely as a principal and not the advisor, agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other Person, (iii) neither the Administrative Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective Affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Administrative Agent or any Lender or any of their respective Affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective Affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective Affiliates except the obligations expressly set forth in the Loan Documents and (iv) each Credit Party, its Subsidiaries and their respective Affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that the Administrative Agent or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective Affiliates in connection with such transaction or the process leading thereto.
12.
ADMINISTRATIVE AGENT
12.1.
Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise provided in Section 12.6 and Section 12.8, the provisions of this Section 12 are solely for the benefit of the Administrative Agent and the Lenders, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirements of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Subject to Section 12.8 and Section 11.5, any action required or permitted to be taken by the Administrative Agent hereunder shall be taken with the prior approval of the Required Lenders.

12.2.
Rights as a Lender. The Person serving as the Administrative Agent hereunder (if a Lender) shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
12.3.
Exculpatory Provisions.
(a)
The Administrative Agent shall not have any duties or obligations to the Lenders except those expressly set forth herein and in the other Loan Documents to which it is a party, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, with respect to the Lenders, the Administrative Agent:
(i)
shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents to which it is a party that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in such other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Requirements of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a defaulting Lender in violation of any debtor relief law;
(iii)
shall not, except as expressly set forth herein and in the other Loan Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;
(iv)
shall not have any liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts. The permissive rights of an Agent to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, such Agent shall not be answerable in respect thereof other than for its gross negligence or willful misconduct. Nothing in this Agreement shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder;
(v)
shall not be responsible for nor have any duty to monitor the performance or any action of Borrower, or any of their directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Administrative Agent may assume performance by all such Persons of their respective obligations; and

(vi)
shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
(b)
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.5) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by Borrower or a Lender. Notwithstanding anything herein or in any other Loan Document to the contrary, and without limiting any rights, benefits, privileges, protections, immunities or indemnities of the Administrative Agent hereunder, phrases such as “satisfactory to the Administrative Agent,” “approved by the Administrative Agent,” “acceptable to the Administrative Agent,” “as determined by the Administrative Agent,” “in the Administrative Agent’s discretion,” “selected by the Administrative Agent,” “elected by the Administrative Agent,” “requested by the Administrative Agent,” and phrases of similar import that authorize and permit the Administrative Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Administrative Agent receiving written direction from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to take such action or to exercise such rights.
(c)
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)
The Administrative Agent shall not have any obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Administrative Agent or (ii) enable the Administrative Agent to exercise and enforce its rights with respect to such pledge and security interest, unless, in each case, requested by the Required Lenders in writing (in which case such actions shall be taken at the sole cost and expense of the Loan Parties).

12.4.
Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, order, judgement, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
12.5.
Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
12.6.
Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon the receipt of any such notice of resignation, the Required Lenders shall have the right, with Borrower’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) so long as no Event of Default has occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, with Borrower’s prior written consent so long as no Event of Default has occurred and is continuing, appoint a successor Administrative Agent; provided, however, that whether or not a successor has been appointed or has accepted such appointment, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder ad under the Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, or to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section 12.6). After the retiring Administrative Agent’s resignation, the provisions of this Section 12 and Section 10 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Upon any resignation by the Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by, to or through each Lender directly, until such time as a Person accepts an appointment as Administrative Agent in accordance with this Section 12.6.
12.7.
Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make Credit Extensions hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
12.8.
Collateral and Guaranty Matters. Each Lender agrees that any action taken by the Administrative Agent or the Required Lenders in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, and the Administrative Agent agrees, upon the written request of Borrower:
(a)
to release any Lien on any property granted to or held by the Administrative Agent under any Collateral Document (i) upon Payment in Full, (ii) that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any sale, transfer or other disposition (other than any sale to a Credit Party) permitted hereunder, (iii) subject to Section 11.5, if approved, authorized or ratified in writing by the Required Lenders, (iv) to the extent such property is owned by a Guarantor upon the release of such Guarantor from its obligations under the Loan Documents pursuant to clause (c) below, or (v) in the event this Loan Agreement and all other Loan Documents are terminated pursuant to the ultimate sentence in Section 3.2 hereof;
(b)
to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (b), (d), (i), (j), (k), (m), (n), (p) and (v) of the definition of “Permitted Liens” (solely with respect to modifications, replacements, extensions or renewals of Liens permitted under clause (b), (d), (i), (j), (k), (m), (n) and (p) of the definition of “Permitted Liens”);
(c)
to release any Guarantor from its obligations under the Loan Documents (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, (ii) upon Payment in Full, or (iii) in the event this Loan Agreement and all other Loan Documents are terminated pursuant to the ultimate paragraph in Section 3.2 hereof;
(d)
to enter into non-disturbance and similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of this Agreement; and
(e)
to enter into an Intercreditor Agreement and/or a Working Capital ICA.

Upon request by the Administrative Agent at any time the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Security Agreement pursuant to this Section 12.8.

In each case as specified in this Section 12.8, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request (i) to evidence the release or subordination of such item of Collateral from the Liens and security interests granted under the Collateral Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of Intellectual Property, (iii) to enter into an Intercreditor Agreement and/or a Working Capital ICA, or (iv) to evidence the release of any Guarantor from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 12.8 and in form and substance reasonably acceptable to the Administrative Agent.

Without limiting the generality of Section 12.10 below, the Administrative Agent shall deliver to the Lenders notice of any action taken by it under this Section 12.8 promptly after the taking thereof; provided that delivery of or failure to deliver any such notice shall not affect the Administrative Agent’s rights, benefits, indemnities, immunities, powers, privileges and protections under this Section 12.

12.9.
Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 2.4 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based upon the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Administrative Agent (or any sub-agent) in connection with such capacity.
12.10.
Notices and Items to Lenders. The Administrative Agent shall deliver to the Lenders each notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or other item received by it pursuant to this Agreement or any other Loan Document (including any item received by it pursuant to Section 3 or set forth on Schedule 5.14 of the Disclosure Letter); provided, that any delivery of or failure to deliver any such notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or item shall not otherwise alter or effect the rights of the Lenders or the Administrative Agent under this Agreement or any other Loan Document or the validity of such item. In addition, to the extent the Administrative Agent or the Required Lenders deliver any notices, approvals, authorizations, directions, consents or waivers to Borrower pursuant to this Agreement or any other Loan Document, the Administrative Agent or the Required Lenders, as applicable, will also deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders on or about the same time such notice, approval, authorization, direction, consent or waiver is provided to Borrower; provided, that the delivery of or failure to deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders shall not in any way effect the obligations of Borrower, or the rights of the Administrative Agent or the Required Lenders, in respect of such notice, approval, authorization, direction, consent or waiver or the validity thereof.
12.11.
Erroneous Payments.

(a)
If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 12.11 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)
Without limiting the immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)
it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.11(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 12.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 12.11(a) or on whether or not an Erroneous Payment has been made.

(c)
Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document or from any other source against any amount that the Administrative Agent has demanded to be returned under the immediately preceding clause (a).
(d)
The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 12.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower or any other Loan Party relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of making a payment on the Obligations.
(e)
Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or the existence of any Erroneous Payment Subrogation Rights or other rights of the Administrative Agent in respect of an Erroneous Payment) result in the Administrative Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder.
(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)
Each party’s obligations, agreements and waivers under this Section 12.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
13.
DEFINITIONS
13.1.
Definitions. For the purposes of and as used in the Loan Documents: (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as the context otherwise requires (including to the extent otherwise expressly provided in any Loan Document), (i) references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto and (ii) references to any contract, agreement, instrument or other document include any amendments, restatements, supplements or modifications thereto or thereof from time to time to the extent permitted by the provisions thereof; (c) the words “shall” and “will” are mandatory and are interchangeable with one another; (d) the word “may” is permissive; (e) the word “or” has the inclusive meaning represented by the phrase “and/or”; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) numbers denoting amounts that are set off in parentheses are negative unless the context dictates otherwise; (i) each authorization herein shall be deemed irrevocable and coupled with an interest; (j) references to any time of day shall be to New York time, unless otherwise expressly provided; (k) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; and (l) unless otherwise expressly provided, references to specific sections, articles, clauses, sub-clauses, annexes and exhibits are to this Agreement and references to specific schedules are to the Disclosure Letter. As used in this Agreement, the following capitalized terms have the following meanings:

“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, or (b) the Federal Funds Rate in effect on such day plus 0.50%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate.

“ABR Loan” means a Loan that bears interest based on the ABR.

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes all accounts receivable, book debts, and other sums owing to Credit Parties.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition.

“Administrative Questionnaire” means an Administrative Questionnaire in the form supplied by the Administrative Agent or another form acceptable to the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the Knowledge of Borrower, threatened against or adversely affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries.

“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members. As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of Borrower or any of its Subsidiaries.

“Agency Fee Letter” means that certain Agency Fee Letter, dated as of the Effective Date, among the Administrative Agent and the Borrower, as amended, restated, supplemented or otherwise modified from time to time.

“Agreement” is defined in the preamble hereof.

“Anti-Money Laundering Laws” is defined in Section 4.18(b).

“Anti-Terrorism Laws” means any Anti-Money Laundering Laws or other laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Accounting Standards” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

“Applicable Percentage” means, with respect to all payments, computations and other matters relating to the Term Loans of any Lender, the percentage obtained by dividing (a) the Total Credit Exposure of such Lender by (b) the aggregate Total Credit Exposures of all Lenders.

“Asset Acquisition” means, with respect to Borrower or any of its Subsidiaries, any purchase, in-license or other acquisition of any properties or assets of any other Person (including any purchase or other acquisition of any business unit, line of business or division of such Person).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit G or such other form (including electronic documentation generated by use of an electronic platform) as shall be approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.3(f)(iv).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided, that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.3(f)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)
Daily Simple SOFR; or
(b)
the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent (at the direction of the Required Lenders) and Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, (at the direction of the Required Lenders) which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)
in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Blocked Person” means (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person fifty percent (50%) or more owned by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which the Administrative Agent or any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, (c) in the case of any partnership, the Board of Directors of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Books” means all books and records including ledgers, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” is defined in the preamble hereof.

“Borrowing Resolutions” means, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by a Responsible Officer of such Person to the Administrative Agent pursuant to Section 3.1 approving the Loan Documents to which such Person is a party and the transactions contemplated thereby.

“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York or San Francisco, California.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with Applicable Accounting Standards, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such person under Applicable Accounting Standards, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with Applicable Accounting Standards.

“Cash Equivalents” means

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or by the government of any other member country of the Organisation for Economic Cooperation and Development. (provided that the full faith and credit of the United States or such other member country of the Organisation for Economic Cooperation and Development, as applicable, is pledged in support of those securities), in each case, having maturities of not more than two (2) years from the date of acquisition;

(b) certificates of deposit, time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case, with any commercial bank having (i) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (ii) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(c) commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having one of the two highest ratings obtainable from Moody’s Investors Services, Inc. or S&P Global Ratings and, in each case, maturing within two (2) years after the date of acquisition;

(d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (c) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

(e) investments in money market funds rated “AAA” (or the equivalent thereof) or better by S&P Global Ratings or “Aaa” (or the equivalent thereof) or better by Moody’s Investors Services, Inc. (or, if at any time neither Moody’s Investors Services, Inc. nor S&P Global Ratings shall be rating such obligations, an equivalent rating from another rating agency) and that have portfolio assets of at least $1,000,000,000;

(f) investment funds investing ninety-five percent (95.0%) of their assets in securities of the types described in clauses (a) through (e) above; and

(g) other investments in accordance with the Borrower’s investment policy as of the Effective Date or otherwise approved by its Board of Directors.

“Change in Control” means: (a) a transaction or series of transactions (including any merger or consolidation with Borrower) in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a majority of shares of the then outstanding capital stock of Borrower ordinarily entitled to vote in the election of directors; (b) a sale of all or substantially all of the consolidated assets of Borrower and its Subsidiaries in one transaction or a series of transactions (whether by way of merger, stock purchase, asset purchase or otherwise); or (c) a merger or consolidation involving Borrower in which Borrower is not the surviving Person.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the Tranche A Closing Date, Tranche B Closing Date or the Tranche C Closing Date, as applicable.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Administrative Agent’s Lien in favor and for the benefit of Lenders and the other Secured Parties on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means, collectively, “Collateral” (as such term is defined in the Security Agreement) and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document, but in any event excluding all Excluded Property.

“Collateral Account” means any Deposit Account of a Credit Party maintained with a bank or other depository or financial institution located in the United States, any Securities Account of a Credit Party maintained with a securities intermediary located in the United States, or any Commodity Account of a Credit Party maintained with a commodity intermediary located in the United States, in each case, other than an Excluded Account.

“Collateral Documents” means the Security Agreement, the Control Agreements, the IP Agreements, any Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Loan Documents, in each case, in order to grant to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties or perfect a Lien on any Collateral as security for the Obligations, and all amendments, restatements, modifications or supplements thereof or thereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Company IP” means all Intellectual Property that is currently owned by (or purported to be owned by) or licensed to (or purported to be licensed to) the Borrower or any of its Subsidiaries, or acquired, developed or obtained by, or otherwise controlled by, the Borrower or any of its Subsidiaries on or after the date hereof.

“Company Product” means (i) the Product, (ii) any product or product candidate contained in, arising from or related to the Company’s clinical development programs, and (iii) any other product or product candidate developed or acquired by the Borrower or any of its Subsidiaries that is, in each case, material to the business of the Borrower and its Subsidiaries.

“Competitor” means, at any time of determination, any Person that is an operating company directly and primarily engaged in the same or substantially the same line of business as Borrower and its Subsidiaries as of such time, and any Affiliate thereof.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent (at the direction of the Required Lenders) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (at the direction of the Required Lenders) determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” means, with respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit), if to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any guaranteeing person (the “Guarantee Obligation”) shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (2) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith. Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction shall not constitute Contingent Obligations of Borrower.

“Control Agreement” means, with respect to any Credit Party, any control agreement entered into among such Credit Party, the Administrative Agent and, (a) in the case of a Deposit Account, the bank or other depository or financial institution located in the United States at which such Credit Party maintains such Deposit Account, or, (b) in the case of a Securities Account or a Commodity Account, the securities intermediary or commodity intermediary located in the United States at which such Credit Party maintain such Securities Account or Commodities Account, in either case, pursuant to which the Administrative Agent obtains control (within the meaning of the Code) over such Collateral Account.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (and all related IP Ancillary Rights).

“Credit Extension” means any Term Loan or any other extension of credit by any Lender for Borrower’s benefit pursuant to this Agreement.

“Credit Party” means Borrower and each Guarantor.

“Current Company IP” is defined in Section 4.6(c).

“Current Company IP Agreement” means any Material Contract set forth in the Perfection Certificate, the focus of which is the in-license, out-license, disposition, transfer or exploitation of Company IP.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent (at the direction of the Required Lenders) in accordance with the conventions for this rate selected or recommended by the Relevant

Governmental Body for determining “Daily Simple SOFR” for Dollar-denominated bilateral business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent (at the direction of the Required Lenders) may establish another convention in its reasonable discretion.

“Data Protection Laws” means any and all legally binding foreign or domestic, statutes, ordinances, orders, rules, regulations, judgments, or Governmental Approvals relating to the privacy, security, or confidentiality of Personal Data (including individually identifiable information) including HIPAA and Section 5 of the Federal Trade Commission Act (15 U.S.C. § 45).

“Default” means any breach of or default under any term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document or any other event, in each case that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Disclosure Letter” means the disclosure letter, dated as of the Effective Date.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition, (a) require the payment of any dividends (other than dividends payable solely in shares of Qualified Equity Interests), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Equity Interests), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) are or become convertible into or exchangeable for, automatically or at the option of any holder thereof, any Indebtedness, Equity Interests or other assets other than Qualified Equity Interests, in the case of each of clauses (a), (b) and (c), prior to the date that is 91 days after the Term Loan Maturity Date at the time of issuance of such Equity Interests (other than (i) following Payment in Full or (ii) upon a Change in Control”; provided that any payment required pursuant to this clause (ii) is subject to the prior Payment in Full; provided, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Borrower or such Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Draw Fees” is defined in Section 2.7.

“Effective Date” is defined in the preamble hereof.

“Eligible Assignee” means any of the following (a) any commercial banks, finance companies, insurance companies and other financial institutions and funds (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, provided that any such entity shall be entitled, as of the date such entity becomes a Lender, to receive payments under its Term Loan Note without deduction or withholding with respect to

United States federal income tax, (b) each of the Lenders and (c) any Affiliate of a Lender. In no event shall an Eligible Assignee include a Competitor or a vulture or distressed debt fund.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future, foreign or domestic, statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; (b) the generation, use, storage, transportation or disposal of Hazardous Materials; or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire (by purchase, conversion, dividend, distribution or otherwise) any of the foregoing (and all other rights, powers, privileges, interests, claims and other property in any manner arising therefrom or relating thereto).

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” means, with respect to Borrower or any of its Subsidiaries, any trade or business (whether or not incorporated) that, together with Borrower or such Subsidiary, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of Section 302 of ERISA or Section 412 of the IRC, Section 412(m) or (o) of the IRC.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure by Borrower or its Subsidiaries or their ERISA Affiliates to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (c) the failure by Borrower or its Subsidiaries or their ERISA Affiliates to make by its due date a required installment under Section 430(j) of the IRC with respect to any Plan or to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan or Plans under Section 4041 or 4041A of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; (h) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Section 4245 or Section 4241, respectively, of ERISA; (i) the “substantial cessation of operations” by Borrower or its Subsidiaries or their ERISA Affiliates within the meaning of Section 4062(e) of ERISA with respect to a Plan that is treated as a withdrawal under Section 4062(e) of ERISA; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) which would reasonably be expected to result in material liability to Borrower or its Subsidiaries.

“Erroneous Payment” is defined in Section 12.11(a).

“Erroneous Payment Subrogation Rights” is defined in Section 12.11(a).

“Event of Default” is defined in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Documents” is defined in Section 4.8(a).

“Excluded Accounts” is defined in Section 5.5.

“Excluded Equity Interests” means, collectively: (a) any Equity Interests of any Subsidiary with respect to which the grant to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (b) any Equity Interests of any Subsidiary with respect to which the grant to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party; (c) any Equity Interests of any Subsidiary that is a non-Wholly-Owned Subsidiary with respect to which the grant to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents or the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; (d) any Equity Interests of any Subsidiary organized or acquired and used exclusively to consummate (i) the disposal, transfer, monetization, lease or license of, (ii) the granting of a Permitted Lien on or (iii) the securing or financing of, in each case any Permitted Royalty Transaction solely with respect to, any assets and/or property underlying such transaction; and (e) any Equity Interests of any other Subsidiary with respect to which, Borrower and the Administrative Agent (at the direction of the Required Lenders) reasonably determine by mutual agreement that the cost of granting the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties a security interest, in and Lien upon, and pledging to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties, such Equity Interests, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to the Secured Parties thereby.

“Excluded Property” has the meaning set forth in the Security Agreement.

“Excluded Subsidiaries” means, collectively: (a) any Subsidiary with respect to which the grant to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (b) any Subsidiary with respect to which the grant to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrower or an Affiliate of Borrower); (c) any Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, the grant to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of, the properties and assets of such non-Wholly-Owned Subsidiary, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, such non-Wholly-Owned Subsidiary’s Operating Documents or the joint venture agreement or shareholder agreement with respect thereto or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; (d) any Immaterial Subsidiary; (e) any Subsidiary with respect to which the grant to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, or the pledge to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document or the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) would result in material adverse tax consequences to Borrower (as determined in good faith by a Responsible Officer of Borrower); (f) any Subsidiary organized or acquired and used exclusively to consummate (i) the disposal, transfer, monetization, lease or license of, (ii) the granting of a Permitted Lien on or (iii) the securing or financing of, in each case any Permitted Royalty Transaction solely with respect to, any of the assets and/or property securing such transaction; and (g) any other Subsidiary with respect to which, Borrower and the Administrative Agent (at the direction of the Required Lenders) reasonably determine by mutual agreement that the cost of granting the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties a security interest in and Lien upon, and pledging to the Administrative Agent in favor and for the benefit of Lenders and the other Secured Parties, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to the Secured Parties thereby.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or as a result of a Recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to any

Obligation pursuant to a law in effect on the date on which (i) such Lender acquires such interest in any Obligation or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.6(d) or Section 2.6(e), as applicable, and (d) any withholding Taxes imposed under FATCA.

“Facility” means, with respect to any Credit Party, any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by such Credit Party or any of its Subsidiaries or any of their respective predecessors, in each case, solely with respect to the manufacture, production, storage or distribution of any Company Product.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the Effective Date (including, for the avoidance of doubt, any agreements between the governments of the United States and the jurisdiction in which the applicable Lender is resident implementing such provisions), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, any intergovernmental agreement entered into in connection with the implementation of the foregoing sections of the IRC and any fiscal or regulatory legislation, regulations, rules or practices adopted pursuant to, or official interpretations implementing such Sections of the IRC or intergovernmental agreements.

“FCPA” is defined in Section 4.18(a).

“Federal Funds Rate” means, for any day, the rate per annum equal to the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“FDA Good Manufacturing Practices” means the standards set forth in 21 C.F.R. Parts 210 and 211.

“FDA Laws” means (1) the FDCA, (2) those sections of the Public Health Service Act that are both administered by FDA and applicable Company Products, if any; and (3) applicable rules, and regulations promulgated under either statute or that are otherwise implemented, administered or enforced by the FDA.

“FDCA” is the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Floor” shall mean a rate of interest equal to 3.50%.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the IRC.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency (including Regulatory Agencies), government department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Payor Programs” means all governmental third party payor programs in which any Credit Party or its Subsidiaries participates, including Medicare, Medicaid, TRICARE or any other federal or state health care programs.

“guaranteeing person” as defined in the defined term “Contingent Obligation”.

“Guarantor” means any Subsidiary that is a present or future guarantor of the Obligations.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Health Care Laws” means, collectively: (a) applicable Requirements of Law issued under or in connection with any Governmental Payor Program, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries; (b) applicable federal, state and local fraud and abuse Requirements of Law, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (c) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); and (d) any other applicable health care Requirements of Law relating to the manufacture and distribution of Company Products.

“Hedging Agreement” means any interest rate, currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity or equity prices or values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation execution in connection with any such agreement or arrangement. Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute Hedging Agreements of the Borrower.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH) of 2009, any and all rules or regulations promulgated from time to time thereunder, and any state or federal laws with regards to the security, privacy, or notification of breaches of the confidentiality of health information which are not preempted pursuant to 45 C.F.R. Part 160, Subpart B.

“Immaterial Subsidiary” means any Subsidiary designated by Borrower as an Immaterial Subsidiary if and for so long as such Immaterial Subsidiary, together with all other Immaterial Subsidiaries so designated as Immaterial Subsidiaries, does not have (a) total assets at such time exceeding $20,000,000 or (b) total revenues for the most recent 12-month period for which financial statements are available exceeding $20,000,000; provided that Borrower may designate any Immaterial Subsidiary as a Guarantor in order to cause the above required terms to be satisfied.

“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of assets, property or services, including seller notes or earn-out obligations appearing on such Person’s balance sheet in accordance with Applicable Accounting Standards (other than (i) accrued expenses and trade payables entered into in the ordinary course of business, (ii) obligations to pay for services provided by employees and individual independent contractors in the ordinary course of business, (iii) liabilities associated with customer prepayments and deposits and (iv) prepaid or deferred revenue arising in the ordinary course of business); (c) all obligations of such Person, contingent or otherwise, as an account party or applicant under bankers’ acceptance, letter of credit or similar facilities; (d) all obligations of such Person evidenced by notes, bonds, debentures or other debt securities or similar instruments (including debt securities convertible into Equity Interests); (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations of such Person; (g) all obligations of such Person in respect of Disqualified Equity Interests of such Person; (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon its assets or properties (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such obligation; and (i) all Contingent Obligations of such Person in respect of obligation of the kind referred to in clauses (a) through (g) above. Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute Indebtedness of Borrower.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, reasonable and documented out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of one counsel for Indemnified Persons plus, if required, one local legal counsel in each relevant material jurisdiction, and in the case of an actual or perceived conflict of interest, one additional counsel for such affected Indemnified Persons, in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnified Person shall have commenced such proceeding or hearing or be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnified Persons in enforcing the indemnity hereunder), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including any Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).

“Indemnified Person” is defined in Section 11.2(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all:

(a) Copyrights, Trademarks, and Patents;

(b) trade secrets and trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals;

(c) (i) all computer programs, including source code and object code versions, (ii) all data, databases and compilations of data, whether machine readable or otherwise, and (iii) all documentation, training materials and configurations related to any of the foregoing (collectively, “Software”);

(d) all right, title and interest arising under any contract or Requirements of Law in or relating to Internet domain names;

(e) design rights;

(f) IP Ancillary Rights (including all IP Ancillary Rights related to any of the foregoing); and

(g) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit E to be entered into by and among Borrower, the other Credit Parties from time to time party thereto, the Administrative Agent and the trustee, purchaser, agent, or similar party under the agreement pursuant to which such Permitted Royalty Transaction is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Interest Date” means the first day of each fiscal quarter.
“Interest Period” means, with respect to the Term Loans, (a) the period commencing on (and including) the Tranche A Closing Date, the Tranche B Closing Date or the Tranche C Closing Date, as applicable, and ending on (and not including) the last day of the fiscal quarter including such date, and (b) thereafter, each period beginning on (and including) the first day following the end of the immediately preceding Interest Period and ending on the earlier of (and not including) (i) the last day of the fiscal quarter including such first day and (ii) the Term Loan Maturity Date.

“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of a Credit Party’s or Subsidiary’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests), (b) any Acquisition or (c) the making of any advance, loan, or capital contribution in or to, any Person.

“IP Agreements” means, collectively, (a) those certain Intellectual Property Security Agreements entered into by and between Borrower and the Administrative Agent, each dated as of the Effective Date, and (b) any Intellectual Property Security Agreement entered into by and between Borrower and the Administrative Agent after the Effective Date in accordance with the Loan Documents.

“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.

“IRC” means the Internal Revenue Code of 1986, as amended.

“IRS” is defined in Section 2.6(d)(i)

“Knowledge” of Borrower means the actual knowledge, after reasonable investigation, of the Responsible Officers of Borrower or such other Credit Party, as the context dictates.

“Lender” means each Person signatory hereto as a “Lender” and its successors and assigns.

“Lender Expenses” means (a) all reasonable and documented out-of-pocket fees and expenses of the Administrative Agent and each Lender for developing, preparing, amending, modifying, negotiating, syndicating, executing and delivering, and interpreting and administering the Loan Documents or any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein or any modification of any term or provision of or the termination of, any Loan Document or otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including any filing or recording fees and expenses (including the reasonable and documented out-of-pocket fees and expenses of (i) a single legal counsel to the Administrative Agent and the Lenders (or, if the Administrative Agent is not the same as and is not an Affiliate of any Lender, one additional legal counsel for the Lenders), (ii) if required, one local legal counsel in each relevant material jurisdiction, and (iii) in the case of an actual or potential conflict of interest, where the party affected by such conflict informs Borrower of such conflict, one additional counsel for the Administrative Agent and the Lenders), and (b) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and each Lender (including the reasonable and documented out-of-pocket fees and expenses of (i) a single legal counsel to the Administrative Agent and Lenders (or, if the Administrative Agent is not the same as and is not an Affiliate of any Lender, one additional legal counsel for the Lenders), (ii) if required, one local legal counsel in each relevant material jurisdiction, and (iii) in the case of an actual or potential conflict of interest, where the party affected by such conflict informs Borrower of such conflict, one additional counsel to the Administrative Agent and Lenders), in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any Insolvency Proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto).

“Lender Transfer” is defined in Section 11.1(b).

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any property or assets.

“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Term Loan Notes, the Security Agreement, the IP Agreements, the Perfection Certificates, the Agency Fee Letter, any flow of funds direction letter, any Control Agreement, any other Collateral Document, any guaranties executed by a Guarantor in favor of the Administrative Agent for the benefit of Lenders and the other Secured Parties in connection with this Agreement, each Intercreditor Agreement and/or Working Capital ICA to the extent then in effect, and any other present or future agreement between or among a Credit Party, the Administrative Agent and any Lender in connection with this Agreement, including in each case, for the avoidance of doubt, any annexes, exhibits or schedules thereto.

“Major Market” means each of the United States, the [***].

“Makewhole Amount” means the Tranche A Makewhole Amount, Tranche B Makewhole Amount or the Tranche C Makewhole Amount (as applicable) or any combination thereof, as the context dictates.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X of the Federal Reserve Board as now and from time to time hereafter in effect.

“Marketing Approval” means, with respect to any product, any and all approvals (including drug and/or device approval applications), licenses, registrations or authorizations sufficient to commercialize such product in accordance with applicable laws (excluding any compassionate or emergency use or similar approval or authorization and excluding pricing or reimbursement approvals).

“Material Adverse Change” means any material adverse change in or effect on: (a) the business, financial condition, properties or assets (including all or any portion of Collateral), liabilities (actual or contingent), operations, or performance of the Credit Parties, taken as a whole, since December 31, 2024; (b) the ability of Borrower and its Subsidiaries, taken as a whole, to fulfill the payment or performance obligations under this Agreement or any other Loan Document; or (c) the binding nature or validity of, or the ability of the Administrative Agent or any Lender to enforce, the Loan Documents or any of its rights or remedies under the Loan Documents. For the avoidance of doubt, the non-occurrence of any of the Tranche A Commitment Period, the Tranche B Commitment Period and/or the Tranche C Commitment Period and the non-occurrence of any milestone events commencing such periods do not, in and of themselves, constitute a Material Adverse Change.

“Material Contract” means any contract or other arrangement to which any Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) or by which any assets or properties constituting Collateral under the Loan Documents are bound, for which the breach of, default or nonperformance under, cancellation or termination of or the failure to renew could reasonably be expected to result in a Material Adverse Change. For the avoidance of doubt, the Revenue Purchase Agreement is a Material Contract.

“Medicaid” means the health care assistance program established by Title XIX of the SSA (42 U.S.C. 1396 et seq.).

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.).

“Mortgage” means any deed of trust, mortgage, deed to secure debt, or other document creating a Lien on real estate or any interest in real estate.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Borrower or its Subsidiaries or their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Borrower or its Subsidiaries or their respective ERISA Affiliates has within the preceding five (5) plan years made contributions; or (c) with respect to which Borrower or its Subsidiaries would reasonably be expected to incur material liability.

“Obligations” means, collectively, the Credit Parties’ obligations to pay when due any and all debts, principal, interest, Lender Expenses, the Draw Fees, the Makewhole Amount (if applicable), the Prepayment Premium (if applicable) and any other fees, expenses, indemnities and amounts any Credit Party owes any Lender or the Administrative Agent now or later, under this Agreement or any other Loan Document, including interest accruing after Insolvency Proceedings begin (whether or not allowed), and to perform Borrower’s duties under the Loan Documents. Notwithstanding the foregoing, the Obligations shall not include (i) any warrants or other equity instruments or (ii) any obligations owed by Borrower to any other party hereto, or any Affiliate thereof, pursuant to the Revenue Purchase Agreement.

“OFAC” is defined in Section 4.18(c).

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, collectively with respect to any Person, such Person’s formation documents as certified with the Secretary of State or other applicable Governmental Authority of such Person’s jurisdiction of formation and, (a) if such Person is a corporation, its bylaws (or similar organizational regulations), (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), in each case, with all current amendments, restatements, supplements or modifications thereto.

“Ordinary Course Acquisition” means, with respect to Borrower or any of its Subsidiaries, any purchase, in-license or other acquisition of any properties or assets of any other Person in any related line of business.

“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection (including present or former connection of its agents) between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, mortgage or property Taxes, charges or similar levies or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Participant Register” is defined in Section 11.1(d).

“Patents” means any and all patents and patent applications, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any of the foregoing patent applications, any certificate, reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent or other governmental actions which extend any of the subject matter of a patent, and any substitution patent, confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

“Patriot Act” is defined in Section 3.1(g).

“Payment/Advance Form” means that certain form attached hereto as Exhibit A.

“Payment in Full” means (a) the termination of all Term Loan Commitments and (b) the payment in full in cash of all Term Loans and other amounts owing to any Lender or the Administrative Agent in respect of the Obligations other than contingent or indemnification obligations not then due, including any amounts payable under Sections 2.2(c), 2.2(e), and 2.2(f).

“Payment Recipient” is defined in Section 12.11(a).

“PDAC” means pancreatic ductal adenocarcinoma.

“Perfection Certificate” means a certificate in form and substance reasonably satisfactory to the Administrative Agent that provides information with respect to the assets of the Credit Parties or a Credit Party, as applicable.

“Periodic Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means any Asset Acquisition or Stock Acquisition, so long as:

(a)
no Default or Event of Default shall have occurred and be continuing as of, or could reasonably be expected to result from, the consummation of such Acquisition;
(b)
in the case of an Asset Acquisition, the subject assets are being acquired or licensed by a Credit Party, and such Credit Party shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements and any other documentation reasonably requested by the Administrative Agent (at the direction of the Required Lenders), in order to include the newly acquired or licensed properties or assets within the Collateral, as applicable, to the extent required by Section 5.12;
(c)
in the case of a Stock Acquisition, the subject Equity Interests (other than de minimis amounts) are being acquired in such Acquisition directly by a Credit Party, and such Credit Party shall have complied with its obligations under Section 5.13;

(d)
the aggregate amount of the consideration paid for all Permitted Acquisitions (and for the avoidance of doubt, Ordinary Course Acquisitions shall be uncapped) since the Effective Date shall not exceed $20,000,000; provided that no Equity Interests constituting all or a portion of such acquisition consideration shall require any payments or other distributions of cash or property in respect thereof, or any purchases, redemptions or other acquisitions thereof for cash or property, in each case prior to the 91st day following the Term Loan Maturity Date; and
(e)
any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 6.4 or 6.5, respectively.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) and/or cash (in an amount determined by reference to the price of the Borrower’s common stock or such other securities or property) purchased by Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Borrower from the issuance of such Permitted Convertible Indebtedness in connection with such Permitted Bond Hedge Transaction or result in the incurrence of additional Indebtedness by Borrower (other than such Permitted Convertible Indebtedness).

“Permitted Convertible Indebtedness” means Indebtedness of Borrower that is convertible into common stock of Borrower (or other securities or property following a merger event or other change of the common stock of Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that (i) the terms, conditions and covenants of such Indebtedness shall be customary for convertible Indebtedness of such type (as reasonably determined by a Responsible Officer of Borrower in good faith); (ii) such Indebtedness has a scheduled maturity date that is no earlier than ninety one (91) days after the Term Loan Maturity Date; (iii) such Indebtedness is an unsecured obligation of Borrower that is not guaranteed by any Subsidiary of Borrower that is not a Credit Party (or such Subsidiary shall, concurrently with becoming a guarantor of such Indebtedness, become a Credit Party), (iv) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default has occurred and is continuing and (v) at the time such Indebtedness is incurred, Borrower shall have delivered to the Administrative Agent and the Lenders a certificate of a Responsible Officer of Borrower certifying as to the foregoing.

“Permitted Distributions” means:

(a)
dividends, distributions or other payments by any Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any Subsidiary of its Equity Interests from, Borrower, any other Subsidiary or each other owner of such Subsidiary’s Equity Interests based on their relative ownership interests of the relevant class of such Equity Interests;
(b)
redemptions by Borrower in whole or in part any of its Equity Interests for another class of its Equity Interests, rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests (other than Disqualified Equity Interests);
(c)
any payments arising from a Permitted Acquisition, Permitted Transfer, Permitted Investment, or by any transaction permitted by Section 6.3(a);

(d)
payments by any Credit Party or any Subsidiary of a Credit Party to any Credit Party or any Subsidiary of a Credit Party pursuant to Tax sharing agreements among the Credit Parties and their Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Credit Party and their Subsidiaries;
(e)
the payment of dividends by Borrower solely in non-cash pay and non-redeemable capital stock (including, for the avoidance of doubt, dividends and distributions payable solely in Equity Interests);
(f)
cash payments in lieu of the issuance of fractional shares arising out of stock dividends, splits or combinations or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;
(g)
in connection with any Permitted Acquisition or other Investment by Borrower or any of its Subsidiaries, (i) the receipt or acceptance of the return to Borrower or any of its Subsidiaries of Equity Interests of Borrower constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (ii) payments or distributions to equity holders pursuant to appraisal rights required under Requirements of Law;
(h)
the distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan;
(i)
(i) non-cash repurchases of Equity Interests of Borrower deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity awards and (ii) purchases of Equity Interests of Borrower or its Subsidiaries in connection with the exercise of stock options by way of cashless exercise, or in connection with the satisfaction of withholding tax obligations therefrom;
(j)
issuance to directors, officers, employees or contractors of Borrower of common stock of Borrower upon the vesting of restricted stock, restricted stock units, or other rights to acquire common stock of Borrower pursuant to plans or agreements approved by Borrower’s Board of Directors or stockholders;
(k)
any payments used for the purchase, retirement or other acquisition or retirement for value of Equity Interests of Borrower or any of its Subsidiaries held by any future, present or former employee, consultant, agent, officer or director (or spouse, ex-spouse or any lineal descendants thereof and/or estate or trust for the benefit of any of the foregoing) of Borrower or any of its Subsidiaries upon the death, disability, retirement or termination of the applicable employee, consultant, agent, officer or director; provided, that the aggregate payments made under this clause (l) do not exceed in any calendar year the sum of (i) $5,000,000 plus (ii) the amount of any payments received in such calendar year under key-man life insurance policies;
(l)
dividends or distributions on any class of Equity Interests of Borrower payable solely in the form of Equity Interests of Borrower (other than Disqualified Equity Interests); and
(m)
Borrower and its Subsidiaries may make dividends, distributions or other payments in an aggregate amount not to exceed $10,000,000.

“Permitted Hedging Agreement” means a Hedging Agreement entered into in the ordinary course of business solely in connection with foreign exchange or interest rate hedging transactions and not for speculative purposes.

“Permitted Indebtedness” means:

(a)
Indebtedness of the Credit Parties to Secured Parties under this Agreement and the other Loan Documents;
(b)
Indebtedness existing on the Effective Date and shown on Schedule 13.1 of the Disclosure Letter;
(c)
Indebtedness of Borrower in the form of a working capital or revolving loan facility with a maximum credit line of no more than $[***] (plus any ordinary course interest, fees and other amounts) at any time; provided, that such Indebtedness may be secured on a first-priority basis by Liens on any Collateral constituting assets over which an asset-based revolving lender would customarily have a first priority Lien to secure the obligations under such facility, pursuant to a customary subordination, intercreditor, or other similar agreement among the Administrative Agent, Borrower and the lender (or representative or agent thereof) under such facility, in form and substance reasonably satisfactory to such parties (such agreement, the “Working Capital ICA”); provided, further, that no Subsidiary shall guarantee, or provide a Lien to secure, the obligations under such facility if such Subsidiary is not a Guarantor hereunder without the prior written consent of the Administrative Agent (at the direction of the Required Lenders);
(d)
Indebtedness not to exceed $20,000,000 in the aggregate at any time outstanding, consisting of (i) Indebtedness incurred to finance the purchase, construction, repair, or improvement of fixed assets and (ii) Capital Lease Obligations;
(e)
Indebtedness in connection with corporate credit cards, purchasing cards, commercial cards or bank card products;
(f)
guarantees of Permitted Indebtedness;
(g)
Indebtedness assumed in connection with any Permitted Acquisition or Permitted Investment, in an aggregate principal amount not to exceed $10,000,000; provided, that (i) such Indebtedness exists at the time such Acquisition or Permitted Investment is consummated and is not created or incurred in connection therewith or in contemplation thereof, (ii) no Credit Party (other than such Person so acquired in such Acquisition or any other Person that such Person merges with or that acquires the assets of such Person in connection with such Acquisition or Permitted Investment) shall have any liability or other obligation with respect to such Indebtedness and (iii) if such Indebtedness is secured, no Lien thereon shall extend to or cover any other assets other than the assets acquired in such Acquisition or Permitted Investment (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or attach to any other property of any Credit Party;
(h)
Indebtedness of Borrower or any of its Subsidiaries with respect to letters of credit outstanding and secured solely by cash or Cash Equivalents entered into in the ordinary course of business;
(i)
Indebtedness owed (i) by a Credit Party to another Credit Party, (ii) by a Subsidiary of Borrower that is not a Credit Party to another Subsidiary of Borrower that is not a Credit Party, (iii) by a Credit Party to a Subsidiary of Borrower that is not a Credit Party or (iv) by a Subsidiary of Borrower that is not a Credit Party to a Credit Party, in the case of this clause (i)(iv), to the extent permitted by clause (n)(v) of the defined term “Permitted Investments”;
(j)
[reserved];
(k)
(i) Indebtedness of the Borrower or any of its Subsidiaries in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of Permitted Acquisitions or any other Investments permitted by this Agreement (both before and after any liability associated therewith becomes fixed), not to exceed $10,000,000 in the aggregate at any time outstanding and (ii) Indebtedness incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the disposition of any business, assets or Subsidiary;
(l)
[reserved];
(m)
(i) Indebtedness with respect to workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (ii) Indebtedness related to employee benefit plans, including annual employee bonuses, accrued wage increases and 401(k) plan matching obligations; in each case, incurred in the ordinary course of business and (iii) Indebtedness representing deferred compensation or stock-based compensation to employees of the Borrower or any Subsidiary incurred in the ordinary course of business;
(n)
Indebtedness in respect of performance bonds, bid bonds, customs bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations arising in the ordinary course of business;
(o)
(i) Indebtedness of the Borrower or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Borrower or such Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is repaid within five Business Days and (ii) Indebtedness in respect of netting services, overdraft protection and other cash management services, in each case in the ordinary course of business;
(p)
Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(q)
Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Credit Party in the ordinary course of business;
(r)
unsecured Indebtedness incurred in connection with any items of Permitted Distributions in clause (j) of the definition of “Permitted Distributions”;
(s)
Permitted Convertible Indebtedness in an aggregate principal amount not to exceed (i) prior to the Tranche A Closing Date, $[***] at any time outstanding and (ii) on and after the Tranche A Closing Date, $[***] at any time outstanding;
(t)
Permitted Hedging Agreements;
(u)
Permitted Royalty Transactions;
(v)
additional Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed the greater of (i) $25,000,000 and (ii) ten percent (10%) of Trailing 4Q Sales as of the last day of the most recent fiscal year or fiscal quarter, as applicable, for which financial statements are available (it being agreed that for the purposes of this clause (v), Trailing 4Q Sales shall be capped at $1,000,000,000); and
(w)
subject to the proviso immediately below, extensions, refinancings, modifications, amendments and/or restatements (and, in the case of any items of Permitted Indebtedness in clause (b) of the definition of “Permitted Indebtedness” or Permitted Indebtedness constituting notes governed by an indenture, exchanges) of any items of Permitted Indebtedness in clauses (a) through (v) above, provided, that in the case of clauses (b) and (g) above, the principal amount thereof is not increased (other than by any reasonable amount of premium (if any), interest (including post-petition interest), fees, expenses, charges or additional or contingent interest reasonably incurred in connection with the refinancing of the same and the terms thereof).
“Permitted Investments” means:
(a)
Investments (including Investments in Subsidiaries) existing on the Effective Date and shown on Schedule 13.2 of the Disclosure Letter, and any extensions, renewals or reinvestments thereof;
(b)
Investments consisting of cash and Cash Equivalents;
(c)
Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(d)
subject to Section 5.5, Investments consisting of deposit accounts or securities accounts;
(e)
Investments in connection with Permitted Transfers and Permitted Indebtedness;
(f)
Investments consisting of (i) travel advances, employee relocation loans and other employee advances in the ordinary course of business, and (ii) loans or advances to employees, officers and/or directors relating to the purchase of Equity Interests of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;
(g)
Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of customers or suppliers, and in settlement of delinquent obligations of, and other disputes with, suppliers and customers arising out of the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(h)
(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to customers and suppliers who are not Affiliates in the ordinary course of business; provided that this clause (h) shall not apply to Investments of any Credit Party in any of its Subsidiaries and (ii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(i)
Investments by the Borrower or any of its Subsidiaries in joint ventures or similar entities (other than in connection with arrangements related to the research, development, manufacture or commercialization of Company Products that do not constitute Permitted Licenses) not to exceed $10,000,000 in the aggregate in any fiscal year;
(j)
Permitted Acquisitions;
(k)
Investments constituting the formation of any Subsidiary for the purpose of consummating a transaction permitted by Section 6.3(a) hereof, which such transaction is otherwise a Permitted Investment;
(l)
Investments of any Person that (i) becomes a Subsidiary of Borrower (or of any Person not previously a Subsidiary of Borrower that is merged or consolidated with or into a Subsidiary of Borrower in a transaction permitted hereunder) after the Effective Date, or (ii) are assumed after the Effective Date by any Subsidiary of Borrower in connection with a Permitted Acquisition; provided, that in each case, any such Investment (x) exists at the time such Person becomes a Subsidiary of Borrower (or is merged or consolidated with or into a Subsidiary of Borrower) or such assets are acquired, (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Borrower (or merging or consolidating with or into a Subsidiary of Borrower) or such acquisition of assets, and (z) could not reasonably be expected to result in a Default or an Event of Default;
(m)
Investments arising as a result of the grant of a Permitted License;
(n)
Investments by (i) any Credit Party in any other Credit Party, (ii) any Subsidiary of Borrower which is not a Credit Party in another Subsidiary of Borrower which is not a Credit Party, (iii) any Subsidiary of Borrower which is not a Credit Party in any Credit Party, (iv) and between or among the Credit Parties and/or their Subsidiaries pursuant to cost-plus agreements, transfer pricing arrangements and/or similar arrangements in accordance with local Requirements of Law with respect to taxes, and (v) any Credit Party in a Subsidiary of Borrower which is not a Credit Party not to exceed $20,000,000 in the aggregate in any fiscal year;
(o)
[reserved];
(p)
repurchases of capital stock of Borrower or any of its Subsidiaries deemed to occur upon the exercise of options, warrants or other rights to acquire capital stock of Borrower or such Subsidiary solely to the extent that shares of such capital stock represent a portion of the exercise price of such options, warrants or such rights;
(q)
guarantees by Borrower or any of its Subsidiaries of leases (other than Capital Leases) or of other obligations of the Borrower or any of its Subsidiaries that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(r)
Investments to the extent that payment for such Investments is made solely with Equity Interests of Borrower (other than Disqualified Equity Interests), solely to the extent not previously applied for any other purpose;
(s)
Investments in any Permitted Hedging Agreements;
(t)
to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business;
(u)
additional Investments in an aggregate amount at any one time outstanding not to exceed the greater of (i) $25,000,000 and (ii) ten percent (10%) of Trailing 4Q Sales as of the last day of the most recent fiscal year or fiscal quarter, as applicable, for which financial statements are available (it being agreed that for the purposes of this clause (u), Trailing 4Q Sales shall be capped at $1,000,000,000); and
(v)
Investments by the Credit Parties in any Subsidiary that is not a Credit Party so long as such Investment is a part of a series of simultaneous Investments by the Borrower and the Subsidiaries in other Subsidiaries that result in all proceeds of such intercompany Investment being invested in one or more Credit Parties; and
(w)
Borrower’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Convertible Indebtedness, Permitted Bond Hedge Transactions and Permitted Warrant Transactions, in each case in accordance with its terms;

provided, however, that, none of the foregoing Investments shall be a “Permitted Investment” if any Indebtedness or Liens assumed in connection with such Investment are not otherwise permitted under Section 6.4 or 6.5, respectively.

“Permitted License” means any (a) exclusive or non-exclusive license or grant of rights by a Credit Party or any of its Subsidiaries for manufacture, production, wholesale distribution or other similar purposes to third parties so long as no such license or grant of right involves any exclusive or co-exclusive rights with respect to the Intellectual Property of any Credit Party or any of its Subsidiaries, (b) exclusive licenses by a Credit Party or any of its Subsidiaries for the use of Intellectual Property of any Credit Party or any of its Subsidiaries if the territorial scope of such license is outside of the United States, and (c) non-exclusive licenses by a Credit Party or any of its Subsidiaries for the use of Intellectual Property of any Credit Party or its Subsidiaries (other than in connection with a co-commercialization agreement in the United States).
“Permitted Liens” means:
(a)
Liens pursuant to any Loan Document;
(b)
Liens existing on the Effective Date and set forth on Schedule 13.3 of the Disclosure Letter; and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the Effective Date and (ii) does not encumber any property other than the property subject thereto on the Effective Date (plus improvements and accessions to such property);
(c)
Liens for Taxes, assessments or governmental charges (i) which are not yet delinquent or (ii) which are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted; provided that adequate reserves therefor have been set aside on the books of the applicable Person and maintained in conformity with Applicable Accounting Standards, if required; provided, further, that in the case of a Tax, assessment or charge that has or may become a Lien against any Collateral, such contest proceedings conclusively operate to stay the sale or forfeiture of any portion of any Collateral to satisfy such Tax, assessment or charge;
(d)
(i) pledges or deposits made in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, unemployment insurance, old-age pensions, or other similar social security legislation, (ii) pledges or deposits made in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower or any of its Subsidiaries, (iii) statutory or common law Liens of landlords, and (iv) pledges, deposits and/or other Liens to secure the performance of tenders, bids, trade contracts, and other similar contracts (other than Indebtedness for borrowed money), leases, subleases, statutory or regulatory obligations, surety and appeal bonds, stay bonds, judgment bonds, government contracts, performance and return-of-money bonds and other obligations of like nature, in each case incurred in the ordinary course of business;
(e)
Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under either Section 7.4 or 7.7;
(f)
(i) Liens that are contractual or common law rights of set-off relating to the establishment of depository relations in the ordinary course of business with banks not given in connection with the issuance of Indebtedness, (ii) other Liens securing cash management obligations (that do not constitute Indebtedness) in the ordinary course of business, (iii) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes, and (iv) Liens of a collection bank arising under Section 4-208 or Section 4-210 of the UCC on items in the course of collection;
(g)
Liens that are contractual or common law rights of set-off (i) relating to pooled deposit or sweep accounts of Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (ii) relating to purchase orders and other agreements entered into with customers of Borrower or any of its Subsidiaries in the ordinary course of business;
(h)
Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition or Permitted Investment;
(i)
Liens existing on assets or properties at the time of its acquisition or existing on the assets or properties of any Person at the time such Person becomes a Subsidiary of Borrower, in each case after the Effective Date; provided that (i) such Lien was not created in contemplation thereof, (ii) such Lien does not extend to or cover any other assets or properties (other than the proceeds or products thereof and other than after-acquired assets or properties subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that requires, pursuant to its terms and conditions, a pledge of after-acquired assets or properties), and (iii) the Indebtedness and other obligations secured thereby is permitted under Section 6.4 hereof;
(j)
Liens securing Indebtedness permitted under clause (c) or (w) (solely with respect to extensions, refinancings, modifications, amendments and restatements of Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness”) of the definition of “Permitted Indebtedness”;
(k)
Liens securing Indebtedness permitted under clause (d)(i) of the definition of “Permitted Indebtedness” (including any extensions, refinancings, modifications, amendments or restatements of such Indebtedness permitted under clause (w) of the definition of “Permitted Indebtedness”); provided, that such Lien does not extend to or cover any assets or properties other than those described in clause (d)(i) of the definition of “Permitted Indebtedness”;
(l)
servitudes, easements, encroachments, protrusions, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning or building restrictions, licenses, restrictions on the use of property or minor defects or other irregularities in title which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Credit Party or any of its Subsidiaries, taken as a whole;
(m)
(i) to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with any Permitted Acquisition or Permitted Investment and (ii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower and its Subsidiaries in the ordinary course of business permitted by this Agreement;
(n)
(i) licenses, sublicenses, leases or subleases of personal property (other than relating to Intellectual Property) granted to third parties and (ii) to the extent constituting a Lien, the granting of a Permitted License;
(o)
Liens on cash or other current assets pledged to secure (i) Indebtedness in respect of corporate credit cards, purchasing cards or bank card products, (ii) Indebtedness in the form of letters of credit or bank guarantees, or (iii) Permitted Hedging Agreements;

(p)
Liens on any properties or assets of Borrower securing Permitted Royalty Transactions; provided that such Liens shall be subject to an Intercreditor Agreement;
(q)
Liens on properties or assets of Borrower or any of its Subsidiaries imposed by statutory or common law, including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, suppliers of materials’, architects’ and repairmen’s Liens, and other similar Liens arising in the ordinary course of business; provided that such Liens are being contested in good faith by appropriate proceedings, which conclusively operate to stay the sale or forfeiture of any portion of such properties or assets subject thereto and for which adequate reserves have been set aside on the books of the applicable Person and maintained in conformity with Applicable Accounting Standards, if required;
(r)
Liens on insurance policies and proceeds thereof securing the financing of the premiums with respect thereto;
(s)
Liens on equipment arising from precautionary UCC financing statements regarding operating leases of equipment;
(t)
(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit permitted hereunder issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(u)
Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is permitted by this Agreement;
(v)
Liens on Equity Interests in joint ventures securing obligations of such joint venture;
(w)
Liens not otherwise permitted by this definition, so long as (i) the aggregate outstanding principal amount of the obligations secured thereby does not exceed the greater of (A) $25,000,000 and (B) ten percent (10%) of Trailing 4Q Sales as of the last day of the most recent fiscal year or fiscal quarter, as applicable, for which financial statements are available (it being agreed that for the purposes of this clause (w), Trailing 4Q Sales shall be capped at $1,000,000,000) and (ii) such Liens are on specific assets and not an “all assets” lien over all or substantially all of the Collateral; and
(x)
subject to the provisos immediately below, the modification, replacement, extension or renewal of the Liens described in clauses (a) through (w) above.
“Permitted Negative Pledges” means:
(a)
prohibitions or limitations with regards to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;
(b)
prohibitions or limitations set forth in any lease, sublease, license or other similar agreement not prohibited hereunder;
(c)
prohibitions or limitations relating to Permitted Indebtedness, in the case of each such agreement if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);

(d)
customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business;
(e)
prohibitions or limitations imposed by Requirements of Law;
(f)
prohibitions or limitations that exist as of the Effective Date, and to the extent restrictions permitted by this clause (f) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any refinancing of such Indebtedness in respect thereto, so long as such restrictions are not (taken as a whole) materially less favorable to the Lenders than those in the original Indebtedness;
(g)
customary prohibitions or limitations arising in connection with any Permitted Transfer or Permitted Royalty Transaction or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;
(h)
customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;
(i)
customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(j)
customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(k)
restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;
(l)
prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);
(m)
prohibitions or limitations imposed by any Loan Document;
(n)
customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited by this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;
(o)
limitations imposed with respect to any license acquired in a Permitted Acquisition;

(p)
customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;
(q)
prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in any of clause (d) of the definition of “Permitted Indebtedness”; and
(r)
prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (r) above, provided that such amendments, modifications, restatements, refinancings or renewals, taken as a whole, are not materially more restrictive with respect to such encumbrances and restrictions than those contained in such predecessor agreements, contracts or instruments.

“Permitted Royalty Transaction” means any sale of a synthetic royalty not prohibited in the Royalty Purchase Agreement in respect of a Company Product (including, for the avoidance of doubt, the Product); provided, that (i) such sale (together with the sale(s) under all other Permitted Royalty Transactions previously entered into with respect to such Company Product and, in the case of the Product, the Revenue Purchase Agreement) shall not exceed [***] percent ([***]%) of the worldwide product net sales of such Company Product (including, for the avoidance of doubt, the Product), (ii) the documentation governing such transaction shall provide that Borrower and/or the applicable Subsidiary may not make catch-up or make-whole payments (other than true up payments for payments missed, mistakes in calculations or the like, that are not independent payment obligations), and (iii) the trustee, purchase, agent or similar party of such transaction shall become party to an Intercreditor Agreement, with such changes as agreed to by the parties thereto or as needed for the structure of the applicable transaction.

“Permitted Transfers” means:
(a)
Transfers of any properties or assets in connection with any Permitted Royalty Transaction;
(b)
Transfers of Inventory in the ordinary course of business;
(c)
(i) Transfers of surplus, damaged, worn out or obsolete property and property that is, in the reasonable judgment of Borrower exercised in good faith, no longer economically practicable to maintain or useful in the ordinary course of business, (ii) Transfers of condemned property or assets as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and (iii) Transfers of properties that have been subject to a casualty to the respective insurer of such property or assets as part of an insurance settlement;
(d)
Transfers made in connection with Permitted Liens, Permitted Distributions, Permitted Investments or permitted by Section 6.3(a);
(e)
Transfers of cash and Cash Equivalents in the ordinary course of business in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;
(f)
Transfers (i) between or among Credit Parties; provided that, with respect to any Collateral (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by a Credit Party), any and all steps as may be required to be taken under the Collateral Documents to create and maintain a first priority security interest in and Lien upon such Collateral have been or are taken contemporaneously with the completion of any such Transfer, (ii) between or among non-Credit Parties, and (iii) from a non-Credit Party to a Credit Party;

(g)
the sale or issuance of Equity Interests of any Subsidiary of Borrower to any Credit Party or Subsidiary, provided, that any such sale or issuance by a Credit Party shall be to another Credit Party, provided, further, that, with respect to any such Equity Interests which constitute Collateral with the completion of such sale or issuance, any and all steps as may be required to be taken under the Collateral Documents to create and maintain a first priority security interest in and Lien upon such Equity Interests in are taken contemporaneously with the completion of any such sale or issuance;
(h)
the discount without recourse, sale or other disposition of overdue accounts receivable arising in the ordinary course of business in connection with the compromise, collection or settlement thereof and not part of a financing transaction;
(i)
any lapse, abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Company IP that Borrower reasonably determines in good faith is no longer economically practicable to maintain or useful in the ordinary course of business;
(j)
any Permitted License;
(k)
intercompany licenses or grants of rights of distribution, co-promotion or similar commercial rights (i) between or among the Credit Parties, or (ii) between or among the Credit Parties and Subsidiaries that are not Credit Parties entered into prior to the Effective Date, and renewals, replacements and extensions thereof (including additional licenses or grants in relation to new territories) on comparable terms in the ordinary course of business consistent with past practice;
(l)
Transfers of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding agreements;
(m)
Transfers of leases, subleases, licenses and sublicenses not involving Intellectual Property in the ordinary course of business and which do not materially interfere with the business of the Borrower or any of its Subsidiaries;
(n)
Transfers of property or assets (other than Equity Interests or all or substantially all of the assets of Borrower or any of its Subsidiaries) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(o)
the unwinding of any Permitted Hedging Agreement in accordance with its terms; and
(p)
any Transfer not otherwise permitted by this definition, in an aggregate amount not to exceed $10,000,000.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) or cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or other securities) sold by Borrower substantially concurrently with any purchase by Borrower of a related Permitted Bond Hedge Transaction.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Personal Data” means information that is defined as “personally identifiable information,” “personal information,” or “personal data,” under applicable Data Protection Laws.

“Personal Data Breach” is defined in Section 4.22(b).

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by Borrower or its Subsidiaries or their respective ERISA Affiliates or with respect to which Borrower or its Subsidiaries have any liability (including under Section 4069 of ERISA).

“Prepayment Premium” means the Tranche A Prepayment Premium, Tranche B Prepayment Premium or the Tranche C Prepayment Premium (as applicable) or any combination thereof, as the context dictates.

“primary obligations” as defined in the defined term “Contingent Obligation”.

“primary obligor” as defined in the defined term “Contingent Obligation”.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Private Third Party Payor Programs” means all U.S. third party payor programs in which any Credit Party or its Subsidiaries participates, including managed care plans, or any other private insurance programs, but excluding all Governmental Payor Programs.

“Product” means any product which contains RMC-6236.

“Qualified Equity Interests” shall mean Equity Interests that are not Disqualified Equity Interests.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Register” is defined in Section 2.8(a).

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Regulatory Agency” means a Governmental Authority with responsibility for the approval, clearance, or other authorization regarding the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals, including the FDA.

“Regulatory Approval” means all approvals, clearances, product or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of any Company Product

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater, in each case, in the United States.

“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.

“Requirements of Law” means, as to any Person, any law (statutory or common), treaty, order, policy, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including Health Care Laws, Data Protection Laws, FDA Laws, and all applicable statutes, rules, regulations, and orders administered or issued by any foreign Governmental Authority), in each case, applicable to and binding upon such Person or any of its assets or properties or to which such Person or any of its assets or properties are subject.

“Responsible Officers” means, with respect to Borrower or any other Credit Party, collectively, the President, Chief Executive Officer, Chief Operating Officer, General Counsel, and Chief Financial Officer.

“Revenue Purchase Agreement” means the Revenue Participation Right Purchase and Sale Agreement by and between Royalty Pharma Investments 2019 ICAV and Borrower dated as of June 23, 2025.

“RMC-6236” means the chemical compound with the International Nonproprietary Name “daraxonrasib”.

“Sanctions” is defined in Section 4.18(c).

“SEC” shall mean the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means each Lender, the Administrative Agent and any of their respective successors and permitted transferees or assigns.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Guaranty and Security Agreement, dated as of the Effective Date, by and among the Credit Parties and the Administrative Agent, in form and substance substantially similar to Exhibit C attached hereto or in such form or substance as the Credit Parties and the Administrative Agent may otherwise agree.

“Security Incidents” is defined in Section 4.22(b).

“Security Program” is defined in Section 4.22(b).

“Sensitive Information” means, collectively, (a) any confidential information in which Borrower or any of its Subsidiaries have IP Ancillary Rights or any other Intellectual Property rights (including Company IP), (b) any information with respect to which Borrower or any of its Subsidiaries have contractual non-disclosure obligations, and (c) nonpublic regulatory submission materials.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Software” is defined in the defined term “Intellectual Property”.

“Solvent” means, with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) “debt” shall mean liability on a “claim,” (ii) “claim” shall mean any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) such other quoted terms used in this definition shall be determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

“Specified Disputes” is defined in Section 4.6(i).

“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.

“Stock Acquisition” means the purchase or other acquisition by Borrower or any of its Subsidiaries of all of the Equity Interests (by merger, stock purchase or otherwise) of any other Person.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Systems” is defined in Section 4.22(a).

“Tax” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means each of the Tranche A Loan, the Tranche B Loan and the Tranche C Loan, as applicable, and “Term Loans” means, collectively, the Tranche A Loan, the Tranche B Loan and the Tranche C Loan.

“Term Loan Commitment” mean each of the Tranche A Loan Commitment, the Tranche B Loan Commitment and the Tranche C Loan Commitment, as applicable, and “Term Loan Commitments” means, collectively, the Tranche A Loan Commitment, the Tranche B Loan Commitment and the Tranche C Loan Commitment.

“Term Loan Maturity Date” means the earlier of (a) the six year anniversary of the Tranche A Closing Date and (b) December 31, 2032.

“Term Loan Note” is defined in Section 2.8(b).

“Term SOFR” means for any calculation, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that (a) if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day and (b) if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Third Party IP” is defined in Section 4.6(k).

“Total Credit Exposure” shall mean, as to any Lender at any time, the unused Term Loan Commitments, and outstanding Term Loans of such Lender at such time.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or in any similar office or agency anywhere in the world in which foreign counterparts are registered or issued, and (b) all renewals thereof.

“Trailing 4Q Product Sales” means, as of any date of determination, Net Sales (as defined in the Revenue Purchase Agreement) of the Product during the immediately preceding four (4) fiscal quarters.

“Trailing 4Q Sales” means, as of any date of determination, the worldwide sales by Borrower and its Subsidiaries of all Company Products, determined on a consolidated basis in accordance with Applicable Accounting Standards, as set forth in Borrower’s financial statements or as otherwise evidenced in a manner reasonably satisfactory to the Required Lenders.

“Tranche A Closing Date” means the date on which all the conditions precedent in Section 3.2 are satisfied or waived and the Tranche A Loan is advanced by Lenders.

“Tranche A Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche A Loan on the Tranche A Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit F attached hereto.

“Tranche A Commitment Period” means the time period commencing on Borrower’s receipt of Marketing Approval from the FDA for RMC-6236 for any indication or treatment related to metastatic PDAC (such approval, the “Tranche A Approval”) (provided that the Tranche A Approval is received on or prior to January 1, 2028) (the “Tranche A Commitment Start Date”) and ending on the date that is 45 days from the Tranche A Commitment Start Date (such date, the “Tranche A Commitment Termination Date”).

“Tranche A Commitment Start Date” as defined in the defined term “Tranche A Commitment Period”.

“Tranche A Commitment Termination Date” as defined in the defined term “Tranche A Commitment Period”.

“Tranche A Loan” is defined in Section 2.2(a)(i).

“Tranche A Loan Amount” means an original principal amount equal to Two Hundred and Fifty Million Dollars ($250,000,000.00).

“Tranche A Makewhole Amount” means, as of any date of determination occurring prior to the second anniversary of the Tranche A Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date to (but excluding) the second anniversary of the Tranche A Closing Date on the amount of principal prepaid.

“Tranche A Note” means a promissory note in substantially the form attached hereto as Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche A Prepayment Premium” means, with respect to any prepayment of the Tranche A Loan by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of:

(i)
the amount of such prepayment, multiplied by:
(ii)
(a) if such prepayment occurs prior to the third anniversary of the Tranche A Closing Date, 0.03; or

(b) if such prepayment occurs on or after the third anniversary of the Tranche A Closing Date but prior to the Term Loan Maturity Date, 0.01.

For the avoidance of doubt, no Tranche A Prepayment Premium shall be due and owing for any payment of the Tranche A Loan made on the Term Loan Maturity Date.

“Tranche B Closing Date” means the date on which all the conditions precedent in Section 3.2 are satisfied or waived and the Tranche B Loan is advanced by Lenders.

“Tranche B Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche B Loan on the Tranche B Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit F attached hereto.

“Tranche B Commitment Milestone” means the occurrence of a fiscal quarter ending prior to January 1, 2028 with respect to which Trailing 4Q Product Sales is greater than or equal to [***] Dollars ($[***]).

“Tranche B Commitment Period” means the time period commencing with the Tranche B Commitment Start Date and ending with the Tranche B Commitment Termination Date.

“Tranche B Commitment Start Date” means the date on which the following conditions are satisfied: the Tranche B Commitment Milestone has occurred and (ii) the Borrower has provided a certificate under Section 5.2(a)(v) certifying as the occurrence of the Tranche B Milestone.

“Tranche B Commitment Termination Date” means the date 45 days from the Tranche B Commitment Start Date.

“Tranche B Loan” is defined in Section 2.2(a)(ii).

“Tranche B Loan Amount” means an original principal amount equal to Two Hundred and Fifty Million Dollars ($250,000,000.00).

“Tranche B Makewhole Amount” means, as of any date of determination occurring prior to the second anniversary of the Tranche B Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date through the second anniversary of the Tranche B Closing Date on the amount of principal prepaid.

“Tranche B Note” means a promissory note in substantially the form attached hereto as Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche B Prepayment Premium” means, with respect to any prepayment of the Tranche B Loan by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of:

(i) the amount of such prepayment, multiplied by:

(ii) (a) if such prepayment occurs prior to the third anniversary of the Tranche B Closing Date, 0.03; or

(b)
if such prepayment occurs on or after the third anniversary of the Tranche B Closing Date but prior to the Term Loan Maturity Date, 0.01.

For the avoidance of doubt, no Tranche B Prepayment Premium shall be due and owing for any payment of the Tranche B Loan made on the Term Loan Maturity Date.

“Tranche C Closing Date” means the date on which all the conditions precedent in Section 3.2 are satisfied or waived and the Tranche C Loan is advanced by Lenders.

“Tranche C Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche C Loan on the Tranche C Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit F attached hereto.

“Tranche C Commitment Milestone” means the occurrence of a fiscal quarter ending prior to January 1, 2028 with respect to which Trailing 4Q Product Sales is greater than or equal to [***] Dollars ($[***]).

“Tranche C Commitment Period” means the time period commencing with the Tranche C Commitment Start Date and ending with the Tranche C Commitment Termination Date.

“Tranche C Commitment Start Date” means the date on which the following conditions are satisfied: the Tranche C Commitment Milestone has occurred and (ii) the Borrower has provided a certificate under Section 5.2(a)(v) certifying as the occurrence of the Tranche C Milestone.

“Tranche C Commitment Termination Date” means the date 45 days from the Tranche C Commitment Start Date.

“Tranche C Loan” is defined in Section 2.2(a)(iii).

“Tranche C Loan Amount” means an original principal amount equal to Two Hundred and Fifty Million Dollars ($250,000,000.00).

“Tranche C Makewhole Amount” means, as of any date of determination occurring prior to the second anniversary of the Tranche C Closing Date, an amount equal to the sum of all interest that would have accrued and been payable from such date through the second anniversary of the Tranche C Closing Date on the amount of principal prepaid.

“Tranche C Note” means a promissory note in substantially the form attached hereto as Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Tranche C Prepayment Premium” means, with respect to any prepayment of the Tranche C Loan by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of:

(i) the amount of such prepayment, multiplied by:

(ii) (a) if such prepayment occurs prior to the third anniversary of the Tranche C Closing Date, 0.03; or

(b) if such prepayment occurs on or after the third anniversary of the Tranche C Closing Date but prior to the Term Loan Maturity Date, 0.01.

For the avoidance of doubt, no Tranche C Prepayment Premium shall be due and owing for any payment of the Tranche C Loan made on the Term Loan Maturity Date.

“Transfer” is defined in Section 6.1.

“Treasury Regulations” mean those regulations promulgated pursuant to the IRC.

“TRICARE” means a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation.

“UKBA” is defined in Section 4.18(a).

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.

“United States” or “U.S.” means the United States of America, its fifty (50) states, the District of Columbia, Puerto Rico or any other jurisdiction within the United States of America.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirements of Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of a Credit Party.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital ICA” is defined in clause(c) of the defined term “Permitted Indebtedness”.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

REVOLUTION MEDICINES, INC.,
as Borrower

By: /s/ Mark A. Goldsmith
Name: Mark A. Goldsmith, M.D., Ph.D.
Title: President and Chief Executive Officer

Signature Page to Loan Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By: /s/ David Bergstrom
Name: David Bergstrom
Title: Vice President

Signature Page to Loan Agreement

Royalty Pharma Development Funding, LLC,
as a Lender

By: /s/ George W. Lloyd Name: George W. Lloyd
Title: Director of Royalty Pharma Holdings Limited, the Sole Member and Manager of Royalty Pharma Development Funding, LLC

Signature Page to Loan Agreement

US-DOCS\159905050.16